EXHIBIT 10.1

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

among

CHAMPION INDUSTRIES, INC., a West Virginia corporation, as Borrower

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO

and

FIFTH THIRD BANK, an Ohio banking corporation,
as Administrative Agent and L/C Issuer

DATED AS OF OCTOBER 19, 2012

FIFTH THIRD BANK, as Lead Arranger and Sole Book Runner

3276467.01.17.B.doc
1976430

SECTION                                                               HEADING                                                                   PAGE

i

Section 5.24.                         Foreign Assets Control Regulations and Anti-Money

Section 6.3.                         Maintenance of Property, Insurance, Environmental Matters,

Section 6.29.                         Information Access; Cooperation with Consultant and Media

Section 9.7.                         Resignation of Administrative Agent and Successor

Administrative Agent ................................................................................ 72

Section 9.8.                         L/C Issuer. ................................................................................................. 72

Section 9.9.                         Hedging Liability and Funds Transfer and Deposit Account

Liability Arrangements.............................................................................. 72

Section 9.10.                         Designation of Additional Administrative Agents .................................... 72

Section 9.11.                         Authorization to Enter into, and Enforcement of, the

Collateral Documents ................................................................................ 73

Section 9.12.                         Authorization to Release Liens and Limit Amount of Certain

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Intentionally omitted
EXHIBIT D-1	—	Replacement Term Note A
EXHIBIT D-2	—	Replacement Term Note B
EXHIBIT D-3	—	Replacement Bullet Note A
EXHIBIT D-4	—	Amended and Restated Revolving Note
EXHIBIT D-5	—	Amended and Restated Swing Note
EXHIBIT E	—	Compliance Certificate
EXHIBIT F	—	Assignment and Assumption
EXHIBIT G	—	Borrowing Base Certificate
EXHIBIT H	—	Investors’ Rights Agreement
EXHIBIT I	—	Warrant
SCHEDULE 1	—	Commitments
SCHEDULE 5.10	—	Subsidiaries
SCHEDULE 5.25	—	Purchase Agreement
SCHEDULE A	—	Locations
SCHEDULE B	—	Other Names
SCHEDULE D	—	Real Estate Legal Descriptions
SCHEDULE E	—	Investment Property and Deposit Accounts

v

CREDIT AGREEMENT

This First Amended and Restated Credit Agreement is entered into as of October 19, 2012, by and among CHAMPION  INDUSTRIES, INC., a West Virginia corporation (the“Borrower”), the various institutions from time to time party to this Agreement, as Lenders, and FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement  dated  as  of  September 14,  2007  (as  previously  supplemented  and  amended,  the “Original Credit Agreement”).   The Borrower has requested that the Lenders make certain further amendments to the Original Credit Agreement and, for the sake of convenience and clarity, to restate the Original Credit Agreement in its entirety as so amended.   Accordingly, upon satisfaction of the conditions precedent to effectiveness contained in Section 3.2 hereof, the Original Credit Agreement and all Exhibits and Schedules thereto shall be amended and as so amended shall be restated in their entirety to read as follows:

SECTION 1.          DEFINITIONS; INTERPRETATION.

Section 1.1.                      Definitions.  The following terms when used herein shall have the following meanings:

“Account Debtor” means any Person obligated to make payment on any Receivable.

“Acquired Business” means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition, whether before or after the date hereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Borrower or the Subsidiary is the surviving entity.

“Administrative Agent” means Fifth Third Bank, an Ohio banking corporation, as contractual  representative  for  itself  and  the  other  Lenders  and  any  successor  pursuant  to Section 9.7 hereof.

“Administrative Agent’s Quoted Rate” is defined in Section 2.11(c) hereof.

“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.  A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this First Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Amended Base Rate” means for any day the greater of (i) the rate of interest announced by the Administrative Agent from time to time as its “prime rate” as in effect on such day, with any change in the Amended Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate) and (ii) the sum of (x) the Federal Funds Rate, plus (y) 1/2 of 1%.

“Applicable Margin” means, with respect to the Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.13 hereof, (i) the rate of six percent (6.0%) per annum with respect to Revolving Loans and Reimbursement Obligations, (ii) the rate of eight percent (8.0%) per annum with respect to Term Loans A, (iii) the rate of zero percent (0.0%) per annum with respect to Term Loans B, and (iv) the rate of eight percent (8.0%) per annum with respect to the Bullet Loans A, and (v) the rate of one-half of one percent (0.50%) per annum with respect to the commitment fees payable under Section 2.13(a) hereof.

“Application” is defined in Section 2.3(b) hereof.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a  Lender,  (b) an  Affiliate  of  a  Lender  or  (c) an  entity  or  an  Affiliate  of  an  entity  that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10),  and  accepted  by  the  Administrative  Agent,  in  substantially  the  form  of Exhibit F or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 3.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named  by  any  Authorized  Representative  of  the  Borrower  in  a  written  notice  to  the Administrative Agent.

“Base Rate” means for any day (a) a floating rate of interest equal to LIBOR for such day, if such rate is available, and (b) if LIBOR is unavailable, the Amended Base Rate.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced  by the Lenders under a Credit on a single date.   Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit.   A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower as requested by the Borrower pursuant to Section 2.5(a) hereof.  Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in Section 2.11 hereof.

“Borrowing Base” means, as of any time it is to be determined, the sum of:

                 (a)      85%throughDecember 30,2012,and 80% thereafter (or such lesser percentage as the Administrative Agent may determine from time to time pursuant to Section 2.2 hereof) of the remainder of the then outstanding unpaid amount of Eligible Receivables  less  any  and  all  returns,  rebates,  discounts  (which may, at the Administrative Agent’s option, be calculated on the shortest terms), credits, allowances, finance charges, and/or taxes of any nature at any time issued, owing, available to or claimed by Account Debtors and/or granted, outstanding or payable in connection with such Eligible Receivables at such time; plus

(b)       the lesser of (i) $5,000,000 and (ii) 50% (or such lesser percentage as the Administrative Agent may determine from time to time pursuant to Section 2.2 hereof) of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied in accordance with GAAP) of Eligible Inventory;   provided   that   Eligible   Inventory   consisting   of work-in-process shall account for no more than $1,500,000 of the value of the Borrowing Base; minus

(c)           a general reserve of $1,000,000;

provided further that the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the Borrowing Base Certificates furnished from time to time by the Borrower pursuant to this Agreement and, if required by the Administrative Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Administrative Agent pursuant hereto or pursuant to any such Collateral Document.

“Borrowing Base Certificate” means the certificate in the form of Exhibit G hereto, or in such other form acceptable to the Administrative Agent, to be delivered to the Administrative Agent and the Lenders pursuant to Sections 3.2 and 6.1 hereof.

“Bullet Loan A Credit” means the credit facility for the Bullet Loans A described in Section 2.1(c) hereof.

“Bullet Loan A” is defined in Section 2.1(c) hereof.

“Bullet Loan A Percentage” means, for each Lender, the percentage held by such Lender of the aggregate principal amount of all Bullet Loans A then outstanding.

“Bullet Note A” is defined in Section 2.12 hereof.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Cincinnati, Ohio.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital  Lease”  means  any  lease  of  Property  which  in  accordance  with  GAAP  is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any Person:  (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof; (b) investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof; (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000  which  have  a  maturity  of  one  year  or  less;  (d) investments  in  repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; and (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above.

“CERCLA”  means  the  Comprehensive  Environmental  Response,  Compensation  and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50% or more of the outstanding equity interests of the Borrower on a fully-diluted basis, other than acquisitions of such interests by Marshall Reynolds, any estate planning trust established for the benefit of Marshall Reynolds and his family, and any partnership, limited liability company, corporation or other legal entity established for estate planning purposes for the benefit of Marshall Reynolds, and his family (collectively, the “Existing Shareholders”) (provided that, notwithstanding anything in this definition to the contrary, “group” shall not include any group that includes the Existing Shareholders if such Existing Shareholders have beneficial ownership of more than 50% of all outstanding equity interests of the Borrower on a fully-diluted basis), or (b) the failure of natural persons who are members of the board of directors (or similar governing body) of the Borrower on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 3.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Account” is defined in Section 7.4 hereof.

“Collateral Documents” means the Mortgages, the Leasehold Mortgages, the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, account control agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, the Hedging Liability, and the Funds Transfer and Deposit Account Liability, or any part thereof, other than Hedge Agreements.

“Commitments” means the Revolving Credit Commitments.

“Contingent Obligation” shall mean as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Credit” means any of the Revolving Credit, the Term Credit A, the Term Credit B and the Bullet Loan A Credit.

“Credit Event” means the advancing of any Loan or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Damages”  means  all  damages  including,  without  limitation,  punitive  damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Deferred Fee”  is defined in Section 2.4(c) hereof.

“Designated  Transaction”  means  any  transaction  which  the  Borrower,  the Administrative Agent and the Required Lenders agree in writing is a Designated Transaction for purposes of this Agreement.

“Disposition” means the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Sections 6.13(a), 6.13(b) or 6.13(c) hereof.

“Dollars” and “$” each means the lawful currency of the United States of America.

“EBITDA”  means  with  reference  to  any  period,  Net  Income  for  such  period  minus (a) non-cash ordinary and extraordinary gains for such period, plus (b) the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period (including, but not limited to, cash interest, deferred interest, the Deferred Fee and any and all deferred and other fees related to this Agreement expensed for such period), (ii) federal, state, and local income taxes for such period and any associated valuation allowance charges or expenses, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash, non-recurring extraordinary charges for such period to the extent approved in writing  by  the  Administrative  Agent  in  its  sole  discretion,  (v) Restructuring  Costs  incurred during such period plus restructuring expenses incurred related to the Restructuring Plan which are separate and distinct from the Restructuring Costs defined herein, (vi) reductions to goodwill and other non-cash impairments associated with intangible assets and property, plant and equipment during such period and any loss or expense associated with any sale of any asset or group of assets, including without limitation any assets subject to any of the Targeted Transactions, in accordance with GAAP; (vii) any expenses under GAAP associated with any asset, segment, division or other sales or initiatives pursuant to the transactions contemplated within the Restructuring Plan or with a continuation of any actions regarding previous initiatives within the Restructuring Plan or from previous actions from previous restructuring initiatives implemented by the Borrower, and (viii) any amounts paid during such period in respect of settlement of any lawsuits or any legal or any other expenses incurred to defend such lawsuits or any accruals required to be recorded in accordance with GAAP; (ix) any fees or expenses of professional,  advisory,  investment  banking  or  otherwise  incurred  as  a  result  of  any  sale transaction pursuant to the Restructuring Plan, and (x) any costs or expenses which may be incurred or expensed associated with the Warrants.

Notwithstanding anything to the contrary herein, any EBITDA derived from, or related and  attributable  to,  a  Subsidiary  or  a  division  of  the  Borrower  or  its  Subsidiaries  sold  or otherwise disposed of after the date of this Agreement shall not be included in the determination or calculation, of EBITDA for the purposes of calculating the minimum EBITDA covenant contained in Section 6.20(d) of this Agreement, following the closing of any such sale.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Inventory” means all Inventory of the Borrower and its Subsidiaries which the Administrative Agent, in its reasonable judgment, deems to be Eligible Inventory; provided that in  no  event  shall  inventory  be  deemed  Eligible  Inventory  unless  all  representations  and warranties set forth in the Collateral Documents with respect to such inventory are true and correct and such inventory:

(a)      is an asset of such Person to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens (other than Liens permitted by Section 6.12(a) or (b) hereof arising by operation of law which are subordinate to the Liens in favor of the Administrative Agent);

(b)      is  located  in  the  United  States  of  America  at  a  Permitted  Collateral Location as set forth in the Security Agreement and, in the case of any location not owned by such Person, which is at all times subject to a lien waiver agreement from such landlord or other third party to the extent required by, and in form and substance satisfactory to, the Administrative Agent;

(c)          is not so identified to a contract to sell that it constitutes a Receivable;

(d)      is not obsolete or slow moving, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof;

(e)          is not covered by a warehouse receipt or similar document; and

(f)      in the case of finished goods inventory, was produced pursuant to binding and existing purchase orders therefor to which the Borrower or such Subsidiary has title.

“Eligible Receivables” means all Receivables of the Borrower and its Subsidiaries which the Administrative Agent, in its reasonable judgment, deem to be Eligible Receivables; provided that in no event shall a Receivable be deemed an Eligible Receivable unless all representations and warranties set forth in the Collateral Documents with respect to such Receivable are true and correct and such Receivable:

(a)      arises out of the sale of finished goods inventory delivered to and accepted by, or out of the rendition of services fully performed and accepted by, the Account Debtor on such Receivable, and such Receivable does not represent a pre-billed Receivable or a progress billing;

(b)      is  payable  in  Dollars  and  the  Account  Debtor  on  such  Receivable  is located within the United States of America or, if such right has arisen out of the sale of such goods shipped to, or out of the rendition of services to, an Account Debtor located in any other country, such right is either (i) secured by a valid and irrevocable transferable letter of credit issued by a lender reasonably acceptable to the Administrative Agent for the full amount thereof or (ii) secured by an insurance policy issued by EXIM Bank or any other insurer satisfactory to the Administrative Agent (which in any event shall insure not less than 90% of the face amount of such Receivable and shall be subject to such deductions as are acceptable to the Administrative Agent), and in each case which has been assigned or transferred to the Administrative Agent in a manner acceptable to the Administrative Agent;

(c)      is the valid, binding and legally enforceable obligation of the Account Debtor  obligated  thereon  and  such  Account  Debtor  is  not  (i) a  Subsidiary  of  the Borrower,  (ii) a  shareholder,  director,  officer,  or  employee  of  the  Borrower  or  any Subsidiary,  (iii the  United  States  of  America,  or  any  state  or  political  subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Assignment of Claims Act or any similar state or local statute, as the case may be (if any such similar state or local statute exists and is applicable), is complied with to the satisfaction of the Administrative Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

(d)      is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Administrative Agent;

(e)      is an asset of such Person to which it has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens (other than Liens permitted by Section 6.12(a) or (b) hereof arising by operation of law which are subordinate to the Liens in favor of the Administrative Agent);

(f)      is not subject to any counterclaim or defense asserted by the Account Debtor or subject to any offset or contra account payable to the Account Debtor (unless the amount of such Receivable is net of such contra account established to the reasonable satisfaction of the Administrative Agent);

(g)      no surety bond was required or given in connection with said Receivable or the contract or purchase order out of which the same arose;

(h)      is not unpaid more than 90 days, except as otherwise agreed to in writing by the Administrative Agent, after the original invoice date;

(i)      is not owed by an Account Debtor who is obligated on Receivables more than 25% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (h) above unless the Administrative Agent has approved the continued eligibility thereof;

(k)          would  not  cause  the  total  Receivables  owing  from  any  one  Account Debtor and its Affiliates to exceed 10% of all Eligible Receivables;

(l)         would  not  cause  the  total  Receivables  owing  from  any  one  Account Debtor and its Affiliate to exceed any credit limit established for purposes of determining eligibility hereunder by the Administrative Agent in its reasonable judgment for such Account Debtor and for which the Administrative Agent has given the Borrower at least 5 Business Days prior notice of the establishment of any such credit limit; and

(m)     does not arise from a guaranteed sale, sale-or-return, sale-on-approval, consignment, sale on a bill-and-hold not made in accordance with standard industry terms, or any other repurchase or return basis.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection  with  a  Hazardous  Material,  Environmental  Law  or  order  of  a  Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“Event of Default” means any event or condition identified as such in Section 7.1 hereof.

“Event of Loss” means, with respect to any Property, any of the following:  (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the lesser of the Borrowing Base as then determined and computed or the Revolving Credit Commitment as then in effect exceeds (b) the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding.

“Excess Cash Flow” means, with respect to any period, the difference (if any) between (a) EBITDA for such period and (b) federal, state and local income taxes paid in cash during such period plus Capital Expenditures during such period not financed with Indebtedness plus Interest Expense paid in cash during such period plus the aggregate amount of scheduled payments  made  by  the  Borrower  and  its  Subsidiaries  during  such  period  in  respect  of  all principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, or otherwise), plus Restricted Payments paid in cash by the Borrower during such period in compliance with Section 6.15 hereof.

“Federal Funds Rate” means for any day the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Cincinnati time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined.

“Fixed  Charge  Coverage  Ratio”  means  the  ratio  of  (i) EBITDA  for  the  period commencing October 1, 2012, and ending on the date of determination minus Capital Expenditures during such period not financed with Indebtedness (which, for purposes of this covenant, will not include Revolving Loans) to (ii) Fixed Charges for the same period; provided that for purposes of this definition EBITDA for the month of October, 2012, will be increased by $500,000.

“Fixed Charges”   means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (“Principal Payments”) of the Borrower and its Subsidiaries (for purposes of clarity, Excess Cash Flow payments made pursuant to Section 2.8(b)(iii) of this Agreement do not constitute Principal Payments nor do scheduled principal payments of the Bullet Loans A or the St. Clair Lease Termination Payments), plus (b) the cash portion of any Interest Expense paid or to be paid  for  such  period  (for  purposes  of  clarity,  the  Deferred  Fee  will  not  be  included  as  a component of the cash portion of Interest Expense), plus (c) federal, state, and local income taxes paid in cash during such period (for the avoidance of doubt, cash Tax Refunds received during any such period shall not be subtracted from such income taxes paid in cash), plus (d) Restricted Payments made during such period, plus (e) Restructuring Costs made during such period, but excluding any St. Clair Lease Termination Payments made during such period.

“Forbearance Agreement” means that certain Forbearance Agreement dated as of December 28, 2011, among the Borrower, the Administrative Agent, the Lenders, the Guarantors and  Mr.  Marshall  Reynolds,  as  the  same  has  been  amended,  supplemented  and  otherwise modified in writing.

“Funds Transfer and Deposit Account Liability” means the liability of the Borrower or any of its Subsidiaries owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Borrower and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to the Borrower or any such Subsidiary by any of such Lenders or their Affiliates.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America, any other  nation  or  any  political  subdivision  thereof,  whether  state  or  local,  and  any  agency, authority, instrumentality, regulatory body, count, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” and “Guaranties” each is defined in Section 4.3 hereof.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedge Agreement” means any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity hedging arrangements.

“Hedging Liability” means the liability of the Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any Hedge Agreement as the Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.

“HHD Purchase” means that acquisition by the Purchaser from the Sellers of all or substantially all of the assets of Target, all pursuant to, and as described in, the Purchase Agreement.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and,  if  such  acquisition  has  been  so  approved,  as  to  which  such  approval  has  not  been withdrawn.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person  for  borrowed  money,  whether  current  or  funded,  or  secured  or  unsecured,  (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect  of  which  such  Person  is  liable  as  lessee,  (f) any  liability  in  respect  of  banker’s acceptances or letters of credit, (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, (h) all obligations under any so-called “synthetic lease” transaction entered into by such Person, (i) all obligations under any  so-called  “asset  securitization”  transaction  entered  into  by  such  Person,  and  (j) all Contingent Obligations, it being understood that the term “Indebtedness” shall not include trade payables, accrued payroll and commissions, taxes accrued and withheld, accrued and deferred income taxes, negative book cash balances and deferred revenue and other accrued expenses arising in the ordinary course of business.

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) as well as deferred financing costs or charges and various period costs associated with the applicable Indebtedness, of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to Swing Loans, the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending  on the date 1 to 5 days thereafter as mutually agreed to by the Borrower and the Administrative Agent; provided, however, that:

(i)         no Interest Period with respect to any Swing Loan shall extend beyond the Revolving Credit Termination Date; and

(ii)      whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day.

“Inventory” means all raw materials, finished goods and work-in-process (other than packaging, crating, and supplies inventory; provided that this exclusion shall apply only to such items that are not held for sale in the ordinary course of business of the Borrower and its Subsidiaries and shall not include office supplies inventory that is held for sale in the ordinary course of business of the Borrower and its Subsidiaries) held for sale in which the Borrower or the relevant Subsidiary now has or hereafter acquires title to.

“Investors’ Rights Agreement” means an Investors’ Rights Agreement in the form attached hereto as Exhibit H.

“L/C Issuer” means Fifth Third Bank, an Ohio banking corporation.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Sublimit” means $3,000,000, as reduced pursuant to the terms hereof.

“Landlord’s Agreement” shall mean any agreement relating to the real property of the Borrower  and  its  Subsidiaries  that  is  subject  to  a  Leasehold  Mortgage,  between  the Administrative Agent and the owner/lessor of such property, such agreement to provide, among other things, that such owner/lessor consents to the Leasehold Mortgage and recognizes the Administrative Agent’s rights under the Leasehold Mortgage for such property.

“Leasehold Mortgages” means, collectively, each Credit Line Leasehold Deed of Trust and  Security  Agreement  with  Assignment  of  Rents,  Leasehold  Mortgage  and  Security Agreement with Assignment of Rents and Open-End Leasehold Mortgage and Security Agreement with Assignment of Rents between the Borrower or any of its Subsidiaries and the Administrative Agent relating to the Borrower’s or such Subsidiary’s real property, fixtures and interests in real property leased and commonly known as (i) 2450 1st Avenue, Huntington, West Virginia,  (ii) 405  Ann  Street,  Parkersburg,  West  Virginia,  (iii) 890  Russell  Cave  Road, Lexington,  Kentucky,  (iv) 1515  Central  Parkway,  Cincinnati,  Ohio  and  (v) 120  Hills  Plaza, Charleston, West Virginia, and any other leasehold mortgages delivered to the Administrative Agent pursuant to Section 4.2 hereof, as the same may be amended, modified, supplemented or restated from time to time.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority.

“Lenders” means and includes Fifth Third Bank, an Ohio banking corporation, and the other banks, financial institutions and other lenders from time to time party to this Agreement, including each assignee Lender pursuant to Section 10.10 hereof.

“Lending Office” is defined in Section 8.6 hereof.

“Letter of Credit” is defined in Section 2.3(a) hereof.

“Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) the sum of the aggregate  principal amount of all Revolving Loans, Term Loans A and Reimbursement Obligations and the maximum amount available to be drawn under all Letters of Credit outstanding as of such date to (b) EBITDA for the period of four fiscal quarters then ended; provided that for purposes of this definition EBITDA for the month of October, 2012, will be increased by $500,000.

“LIBOR” means for any day the thirty (30) day LIBOR rate, as published in the Money Rates Section of The Wall Street Journal on the date of determination rounded up to the nearest one-eighth (1/8) of one percent.  Should more than one such rate be published on any given day, the higher of said rates shall apply.  Should any date of determination fall on a date other than a

Business Day or on a date when The Wall Street Journal is not published, the rate shall be determined with reference to the applicable rate shown in the most recently published edition of The Wall Street Journal.  In the event The Wall Street Journal ceases publication or ceases to publish  such  LIBOR,  the  Administrative  Agent  shall  select  a  comparable  publication  to determine  such  LIBOR  and  provide  notice  thereof  to  the  Borrower.   The  establishment  of LIBOR  on  any  given  day  by  the  Administrative  Agent  and  the  Administrative  Agent’s calculation of the applicable interest rate for that day shall (in the absence of manifest error) be final and binding.  LIBOR may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which the Administrative Agent prices Loans on the date on which LIBOR is determined by the Administrative Agent as set forth herein.

“Lien” means any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan, Term Loan A, Term Loan B, Bullet Loan A or Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Applications, the Collateral Documents, the Guaranties, and each other agreement, instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith, other than Hedge Agreements.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) or prospects of  the  Borrower  or  of  the  Borrower  and  its  Subsidiaries  taken  as  a  whole,  (b) a  material impairment of the ability of the Borrower or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Transaction” means any potential, planned or incurred restructuring of operations, combination or reorganization of any business divisions, elimination or dissolution of any business division or Subsidiary, sale of assets not in the ordinary course of business, sale of any Subsidiary, refinancing of Indebtedness, receipt of cash equity contributions or other similar transaction.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages”  means,  collectively,  each  Credit  Line  Deed  of  Trust  and  Security Agreement with Assignment of Rents, Deed of Trust and Security Agreement with Assignment of Rents, Mortgage and Security Agreement with Assignment of Rents and Open-End Mortgage and Security Agreement with Assignment of Rents between the Borrower or any of its Subsidiaries and the Administrative Agent relating to the Borrower’s and each Subsidiary’s real property, fixtures and interests in real property commonly known as  (i) 1563 Hansford Street,

Charleston, West Virginia, (ii) 10848 Airline Highway, Baton Rouge, Louisiana, (iii) 13112 South Choctaw, Baton Rouge, Louisiana, (iv) 766 Brookside Dr., Kingsport, Tennessee, (v) 544 Haywood Rd., Asheville, North Carolina, (vi) 700 N. Fourth St., Clarksburg, West Virginia, (vii) 711 Indiana Avenue, Charleston, West Virginia, and (viii) 946 5th Avenue, Huntington, West Virginia, and any other mortgages or deeds of trust delivered to the Administrative Agent pursuant to Section 4.2 hereof, as the same may be amended, modified, supplemented or restated from time to time.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition, Targeted Transaction or Designated Transaction by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition, Targeted Transaction or Designated Transaction and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, Targeted Transaction or Designated Transaction, (b) with respect to any Event of Loss of a Person,   cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings  or  otherwise),  net  of  reasonable  direct  costs  incurred  in  connection  with  the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person,   cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

“Net Income” means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Borrower or another Subsidiary, except to the extent that the Borrower has delivered the financial statements of the Acquired Business for such period, which financial statements shall have been audited by an independent accounting firm reasonably satisfactory to the Administrative Agent, and the Administrative Agent agrees to the inclusion of such net income (or net loss) of such Person and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period.

“Notes” means and includes the Revolving Notes, the Term Notes A, Term Notes B, the Bullet Notes A and the Swing Note.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans,  all  Reimbursement  Obligations  owing  under  the  Applications,  all  fees  and  charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Original Credit Agreement” is defined in the preliminary statement to this Agreement

                     “Original  Term  Loans”  means  the  Term  Loans  as  defined  in  the  Original  Credit Agreement.

“Original  Term  Note”  means  the  Term  Notes  as  defined  in  the  Original  Credit Agreement.

“Participant” is defined in Section 10.10(d) hereof.

 “Participating Interest” is defined in Section 2.3(d) hereof.

“Participating Lender” is defined in Section 2.3(d) hereof.

 “Patriot Act” is defined in Section 5.24(b) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means for any Lender its Revolver Percentage, Term Loan A Percentage, Term  Loan  B  Percentage  or  Bullet  Loan A  Percentage,  as  applicable;  and  where  the  term “Percentage”  is  applied  on  an  aggregate  basis  (including,  without  limitation,  Section 9.6 hereof), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term Loan A Percentage, Term Loan B Percentage or Bullet Loan A Percentage, and expressing such components on a single percentage basis.

“Permitted  Acquisition”  means  any  Acquisition  with  respect  to  which  all  of  the following conditions shall have been satisfied:

(a)      the Acquired Business is in the same or a similar line of business engaged in as of the date of this Agreement by the Borrower and any of its Subsidiaries and has its primary operations in the United States of America;

    (b)          the Acquisition shall not be a Hostile Acquisition;

(c)          the  Total  Consideration  for  the  Acquired  Business  shall  not  exceed $2,500,000, net of working capital received, with any earnouts paid as part of such Total Consideration  for  the  Acquired  Business  not  to  exceed  $500,000,  and,  when  taken together with the Total Consideration for all Acquired Businesses acquired after the Closing Date, excluding the consideration for the HHD Purchase, such aggregate Total Consideration does not exceed $5,000,000, net of working capital received;

(d)      the Borrower shall have notified the Administrative Agent and Lenders not less than 10 days (or such shorter time period as may be agreed to by the Administrative Agent) prior to any such Permitted Acquisition;

(e)      if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, such Subsidiary shall be a Subsidiary organized under the laws of a jurisdiction  in  the  United  States  and  the  Borrower  shall  have  complied  with  the requirements of Section 4 hereof in connection therewith;

(f)      after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Section 6.20 on a pro forma basis, and the Borrower shall have delivered to the Administrative Agent a compliance certificate in the form of Exhibit E attached hereto evidencing such compliance with Section 6.20; and

(g)      the Administrative Agent and the Required Lenders shall have given their prior written consent thereto.

“Permitted Lien” is defined in Section 6.12 hereof.

“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group  or  (b) is  maintained  pursuant  to  a  collective  bargaining  agreement  or  any  other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Premises” means the real property owned or leased by the Borrower or any Subsidiary, including,  without  limitation,  the  real  property  and  improvements  thereon  owned  by  the Borrower or any Subsidiary subject to the Lien of the Mortgages or any other Collateral Documents.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase  Agreement”  means  that  certain  Asset  Purchase  Agreement  dated  as  of June 28, 2007, by and among the Borrower, Purchaser and the Sellers.

“Purchaser” means Champion Publishing, Inc., a West Virginia corporation and direct Wholly-owned Subsidiary of the Borrower.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and   Recovery   Act   of   1976   and   Hazardous   and   Solid   Waste   Amendments   of   1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Receivables” means all rights to the payment of a monetary obligation now or hereafter owing to the Borrower or any Subsidiary, evidenced by accounts, instruments, chattel paper or general intangibles.

“Reimbursement Obligation” is defined in Section 2.3(c) hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, financial advisors and consultants of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments.

“Restricted Payment” is defined Section 6.15 hereof.

“Restructuring Costs” means those cash payments made by the Borrower and its Subsidiaries for non-recurring costs and expenses arising from contracts and other commitments that the Borrower and its Subsidiaries have incurred pursuant to the Forbearance Agreement, including, without limitation, (i) all forbearance and extension fees provided for in Section 9(d) of the Forbearance Agreement, (ii) investment banking advisory fees payable to Raymond James and Associates, Inc. (“Raymond James”) pursuant to the engagement letter dated October 21, 2011  between  the  Borrower  and  Raymond  James  (the  “RJ  Engagement  Letter”),  (iii) the reasonable fees and expenses of RAS incurred pursuant to the CRA Engagement Letter (as defined below), (iv) the reasonable fees and expenses of any consultant or advisor retained to conduct  a  valuation  of  the  Borrower’s  business,  for  GAAP  reporting  or  otherwise,  (v) the Borrower’s, Lender’s and Administrative Agent’s reasonable legal fees and expenses incurred in connection with the transactions contemplated by this Agreement and (vi) the reasonable fees and expenses of the Consultant (as defined below) retained by the Administrative Agent, provided, however, that the amounts calculated pursuant to clauses (ii), (iii), (iv), (v) and (vi) above shall, for the purposes of calculating Restructuring Costs and EBITDA, be capped at (a) $75,000 for the fiscal month ending on or about November 30, 2011; (b) $150,000 for the fiscal month ending on or about December 31, 2011; (c) $200,000 for the fiscal month ending on or about January 31, 2012; (d) $200,000 for the fiscal month ending on or about February 29, 2012; (e) $275,000 for the fiscal month ending on or about March 31, 2012; (f) $275,000 for the fiscal month ending on or about April 30, 2012; (g) $225,000 for the fiscal month ending on or about May 31, 2012; (h) $225,000 for the fiscal month ending on or about June 30, 2012; (i) $225,000 for the fiscal month ending on or about July 31, 2012, (j) $225,000 for the fiscal month ending on or about August 31, 2012, (k) $250,000 for the fiscal month ending on or about September 30, 2012, (l) $250,000 for the fiscal month ending on or about October 31, 2012; (m) $100,000 for the fiscal month ending on or about November 31, 2012; (n) $100,000 for the fiscal month ending on or about December 31, 2012; (o) $100,000 for the fiscal month ending on or about January 31, 2013; (p) $100,000 for the fiscal month ending on or about February 28, 2013; (q) $100,000 for the fiscal month ending on or about March 31, 2013; (r) $100,000 for the fiscal month ending on or about April 30, 2013; (s) $100,000 for the fiscal month ending on or about May 31, 2013; and (t) $100,000 for the fiscal month ending on or about June 30, 2013; provided, further, that, with respect to any month, any unused cap, as provided for in clauses (a) through (t) above, for that month will carry over and be added to the following month’s cap and the resulting revised monthly cap (after taking into account any such increase caused by the carry over of a prior month’s unused cap) will be the new monthly cap for the purposes of this provision.  The Borrower shall, not later than twenty (20) days after the end of each calendar month, provide the Administrative Agent with a report showing the amount of (x) the cap used for such month, (y) any unused cap that is carried over to the following month, and (z) the revised monthly cap for the following month.  For avoidance of doubt and notwithstanding the terms of the Contribution Agreement, each of the parties hereto agrees that the $2.5 million prepayment of the Original Term Loans required by Section 9(e)(i) and (ii) of the Forbearance Agreement shall not be deemed or considered a Restructuring Cost and such payment shall not result in any increase in EBITDA.

“Restructuring Plan” means the Borrower’s Updated Restructuring Plan delivered to the Administrative Agent on or about July 20, 2012, pursuant to the Forbearance Agreement.

“Revolver Percentage” means, for each Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 2.2, 2.3 and 2.10 hereof.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.  The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $10,000,000 on the date hereof.

“Revolving Credit Termination Date” means June 30, 2013 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.10, 7.2 or 7.3 hereof.

“Revolving Loan” is defined in Section 2.2 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 2.12 hereof.

“S&P”  means  Standard  &   Poor’s  Ratings  Services  Group,  a  division  of  The McGraw-Hill Companies, Inc.

“SEC” is defined in Section 6.1(g) hereof.

“Security Agreement” means that certain Security Agreement dated as of September 14, 2007, by and among the Borrower and its Subsidiaries and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Sellers” means GateHouse Media, Inc., a Delaware corporation, GateHouse Media Illinois Holdings, Inc., a Delaware corporation, and GateHouse Media West Virginia Holdings, Inc., a Delaware corporation.

“St. Clair Lease Termination Payments” means (a) payments of the “Termination Fee” described  in  Sections  2(a),  (b),  (c)  and  (d)  of  the  Termination  Agreement  dated  as  of September 28, 2012 (the “Termination Agreement”), among the Borrower, St. Clair Leasing Co., and  Interform  Corporation,  and  (b)  payment  of  any  rent  received  by  the  Borrower  from Wal-Mart as required by Section 3(e) of the Termination Agreement.

“Subordinated Indebtedness” means any Indebtedness of the Borrower and its Subsidiaries that is subordinated to the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability in a manner acceptable to the Administrative Agent in its sole discretion, including, without limitation, the Indebtedness evidenced by the Subordinated Note.

“Subordinated Note” means, collectively, the Subordinated Promissory Note dated as of April 5, 2010, made by the Borrower in favor of Marshall T. Reynolds in the principal amount of up to $2,500,000.

“Subordination Agreement” means the Debt Subordination Agreement dated as of December 29, 2009, by and between Mr. Marshall T. Reynolds and the Administrative Agent, as amended, modified, supplemented or restated from time to time.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries; provided that, notwithstanding the foregoing, U.S. Tag & Ticket Company, Inc. shall not be considered a Subsidiary of the Borrower.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.11 hereof.

“Swing Line Sublimit” means $3,000,000, as reduced pursuant to the terms hereof.

“Swing Loan” and “Swing Loans” each is defined in Section 2.11 hereof.

“Swing Note” is defined in Section 2.12 hereof.

“Target” means, collectively, the The Herald-Dispatch, a daily newspaper distributed in and around Huntington, West Virginia, together with all related publications and services and assets and facilities, all related web sites and all of Sellers’ rights to prepare, publish, sell and distribute any of the foregoing in all languages (collectively, the “Newspaper”), the mastheads and certain other intellectual property associated with the Newspaper, and all other assets to be acquired by the Borrower pursuant to the Purchase Agreement.

“Targeted Transactions” means certain transactions to be agreed upon in writing by the Borrower, the Administrative Agent and the Required Lenders.

“Tax Refunds”  means all state and federal income tax refunds and proceeds thereof, including, without limitation, interest thereon, in respect of taxes of the Borrower and its Subsidiaries.

“Term  Credit  A” means  the  credit  facility  for  the  Term  Loans  A  described  in Section 2.1(a) hereof.

“Term  Credit  B” means  the  credit  facility  for  the  Term  Loans  A  described  in Section 2.1(b) hereof.

“Term Loan A” is defined in Section 2.1(a) hereof.

“Term Loan B” is defined in Section 2.1(b) hereof.

“Term Loan A Percentage” means, for each Lender, the percentage held by such Lender of the aggregate principal amount of all Term Loans A then outstanding.

“Term Loan B Percentage” means, for each Lender, the percentage held by such Lender of the aggregate principal amount of all Term Loans B then outstanding.

“Term Note A” is defined in Section 2.12 hereof.

“Term Note B” is defined in Section 2.12 hereof.

“Total Consideration” means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, including without limitation any earnout payments paid after the closing date for the Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Borrower or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Amended Base Rate), but only to the extent not included in clause (a), (b) or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations; provided that Swing Loans outstanding from time to time shall be deemed to reduce the Unused Revolving Credit Commitment of the Administrative Agent for purposes of computing the commitment fee under Section 2.13(a) hereof.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Warrant” means a warrant for the purchase of shares of common stock of the Borrower in the form attached hereto as Exhibit I.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by any one or more of the Borrower and the Borrower’s other Wholly-owned Subsidiaries at such time.

Section 1.2.     Interpretation.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references to time of day herein are references to Cincinnati, Ohio, time unless otherwise specifically provided.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.  All terms that are used in this Agreement which are defined in the Uniform Commercial Code of the State of Ohio as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

Section 1.3.     Change in Accounting Principles.  If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.3 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made.  No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.  Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.   Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 2.          THE CREDIT FACILITIES.

Section 2.1.     Term Loans.  (a) On the Closing Date a portion of the outstanding principal amount of the Original Term Loans in the amount of $20,000,000 shall be deemed to be term loans (each individually a “Term Loan A” and, collectively, the “Term Loans A”) outstanding hereunder.  The principal amount of the Term Loan A held by each Lender as of the Closing Date is set forth on Schedule I hereto.   The Term Loans A shall bear interest as provided in Section 2.4(a) hereof.  No amount of any Term Loan A may be reborrowed once it is repaid.

(b)     On the Closing Date a portion of the outstanding principal amount of the Original Term Loans in the amount of $6,277,743.89 shall be deemed to be term loans (each individually a “Term Loan B” and, collectively, the “Term Loans B”) outstanding hereunder.  The principal amount of the Term Loan B held by each Lender as of the Closing Date is set forth on Schedule I hereto.  The Term Loans B shall bear interest as provided in Section 2.4(b) hereof.  No amount of any Term Loan B may be reborrowed once it is repaid.

(c)     On the Closing Date a portion of the outstanding principal amount of the Original Term Loans in the amount of $4,000,000 shall be deemed to be term loans (each individually a “Bullet Loan A” and, collectively, the “Bullet Loans A”) outstanding hereunder.  The principal amount of the Bullet Loan A held by each Lender as of the Closing Date is set forth on Schedule I hereto.  The Bullet Loans A shall bear interest as provided in Section 2.4(a) hereof.  No amount of any Bullet Loan A may be reborrowed once it is repaid.

Section 2.2.     Revolving Credit Commitments.  Prior to the Revolving Credit Termination Date, each Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in Dollars to the Borrower from time to time up to the amount of such Lender’s Revolving  Credit  Commitment  in  effect  at  such  time;  provided,  however,  the  sum  of  the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed lesser of (i) the sum of all Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base as then computed and determined.  Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages.  As provided in Section 2.5(a), and subject to the terms hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.   Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall have the right from time to time to establish reserves against the amount of Revolving Credit which the Borrower may otherwise request  hereunder  in  such  amounts  and  with  respect  to  such  matters  (including,  without limitation,  reserves  with  respect  to  the  Funds  Transfer  and  Deposit  Account  Liability  and Hedging Liability) as the Administrative Agent shall deem necessary or appropriate in its reasonable judgment.  The amount of such reserves shall be subtracted from the Borrowing Base when calculating the amount of availability under the Revolving Credit and shall be deemed usage of the Revolving Credit Commitment, in each case when calculating the amount of availability under the Revolving Credit for purposes of Sections 2 and 3 hereof.  Additionally, the Administrative Agent may from time to time reduce the percentages applicable to Eligible Receivables and Eligible Inventory as they relate to the Borrowing Base if the Administrative Agent determines in its reasonable judgment that there has been a material adverse change in circumstances relating to any or all of the Collateral from those circumstances in existence on the date of this Agreement or in the condition (financial or otherwise) of the Borrower or any Subsidiary.  So long as no Default or Event of Default exists, the Administrative Agent agrees to give the Borrower three (3) Business Days’ prior notice of the establishment of any such reserve (other  than  reserves  relating  to  the  Funds  Transfer  and  Deposit  Account  Liability  and  the Hedging Liability, as to which no such notice need be given) or the reduction of any such percentage.

Section 2.3.     Letters of Credit.  (a) General Terms.  Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby letters of credit (each a “Letter of Credit”) for the Borrower’s account in an aggregate undrawn face amount up to the L/C Sublimit;  provided,  however,  the  sum  of  the  aggregate  principal  amount  of  Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the sum of all Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base  as  then  computed  and  determined.    Each  Lender  shall  be  obligated  to  reimburse  the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing under a Letter of Credit and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(b)     Applications.    At  any  time  before  the  Revolving  Credit  Termination  Date,  the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in Dollars, in form and substance acceptable to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or 30 days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the

Letter of Credit requested (each an “Application”).  Notwithstanding anything contained in any Application to the contrary:  (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.13(b) hereof, and (ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 3.0% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed).   Without limiting the foregoing, the L/C Issuer’s obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 3.1 and the other terms of this Section 2.3).

(c)     The Reimbursement Obligations.  Subject to Section 2.3(b) hereof, the obligation of the  Borrower  to  reimburse  the  L/C Issuer  for  all  drawings  under  a  Letter  of  Credit  (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit and this Agreement, except that reimbursement shall be made by no later than 12:00 Noon (Cincinnati time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (Cincinnati time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (Cincinnati time) on the date when such drawing is to be paid, by the end of such day, in immediately available funds at the Administrative Agent’s principal office in Cincinnati, Ohio or such other office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds.  If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations in the manner set forth in Section 2.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(d) below.  In addition, for the benefit of the Administrative Agent, the L/C Issuer and each Lender, the Borrower agrees that, notwithstanding any provision of any Application, its obligations under this Section 2.3(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under  all  circumstances  whatsoever,  including  without  limitation  (i) any  lack  of  validity  or enforceability  of  any  Loan  Document;  (ii) any  amendment  or  waiver  of  or  any  consent  to departure from all or any of the provisions of any Loan Document; (iii) the existence of any claim, set-off, defense or other right the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent,  the  L/C Issuer,  any  Lender  or  any  other  Person,  whether  in  connection  with  this Agreement, another Loan Document, the transaction related to the Loan Document or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Administrative Agent or a L/C Issuer  under  a  Letter  of  Credit  against  presentation  to  the  Administrative  Agent  or  a L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Administrative Agent’s or L/C Issuer’s determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Administrative Agent or L/C Issuer; or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or a L/C Issuer, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.3(c), constitute a legal or equitable discharge of the Borrower’s obligations hereunder or under an Application.

(d)     The  Participating  Interests.     Each  Lender  (other  than  the  Lender  acting  as L/C Issuer) severally and not jointly agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided participating interest (a “Participating Interest”) to the extent of its Revolver Percentage in each Letter of Credit  issued  by,  and  each  Reimbursement  Obligation  owed  to,  the  L/C Issuer.     Upon Borrower’s failure to pay any Reimbursement Obligation on the date and at the time required, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation,  each  Participating  Lender  shall,  not  later  than  the  Business  Day  it  receives  a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Cincinnati time), or not later than 1:00 p.m. (Cincinnati time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid Reimbursement Obligation together with interest on such amount accrued from the date the L/C Issuer made the related payment to the date of such payment by such Participating Lender at a rate per annum equal to:  (i) from the date the L/C Issuer made the related payment to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day.   Each such Participating Lender shall, after making its appropriate payment, be entitled to receive its Revolver Percentage of each payment received in respect  of  the  relevant  Reimbursement  Obligation  and  of  interest  paid  thereon,  with  the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.

The  several  obligations  of  the  Participating  Lenders  to  the  L/C Issuer  under  this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or has had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this  Section 2.3  shall  be  made  without  any  offset,  abatement,  withholding  or  reduction whatsoever.

(e)     Indemnification.  The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it.  The obligations of the Participating Lenders under this Section 2.3(e) and all other parts of this Section 2.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(f)     Manner of Requesting a Letter of Credit.The Borrower shall provide at least three (3) Business Days’ advance written notice to the Administrative Agent (or such lesser notice as the Administrative Agent and the L/C Issuer may agree in their sole discretion) of each request for  the  issuance  of  a  Letter  of  Credit,  each  such  notice  to  be  accompanied  by  a  properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement.  The Administrative Agent shall promptly notify  the  L/C Issuer  of  the  Administrative  Agent’s  receipt  of  each  such  notice  and  the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of a Letter of Credit.

Section 2.4.     Applicable Interest Rates and Deferred Fees.   (a) Interest on All Loans. Subject to Section 2.4(b) hereof, each Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on the last day of each month and at maturity (whether by acceleration or otherwise).

(b)    Default Rate.  Upon the occurrence of any Default or Event of Default or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Revolving Loans, Swing Loans, Term Loans A and Bullet Loans A owing by it at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect plus 2%; provided, however, that in the absence of acceleration, any increase in interest rates pursuant to this Section shall be made at the  election  of  the  Administrative  Agent,  acting  at  the  request  or  with  the  consent  of  the Required Lenders, with written notice to the Borrower.  While any Event of Default exists or after acceleration, accrued interest on the Revolving Loans, Swing Loans, Term Loans A and Bullet Loans A shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

(c)     Deferred Fees.  The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders (determined on the basis of each Lender’s Term Loan B Percentage) a deferred fee (the “Deferred Fee”) (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) at a rate per annum equal to sixteen percent (16%) (the “Deferred Fee Rate”) on the unpaid principal amount thereof from the date the Term Loans B are advanced until maturity (whether by acceleration or otherwise), provided that if the Borrower repays all Obligations (other than accrued and unpaid deferred fees payable pursuant to this Section 2.4(c)) in full in cash and all Commitments are terminated in full on or before December 31, 2012, the Borrower shall have no obligation to pay any Deferred Fee pursuant to this Section

2.4(c), and provided further that if the Borrower repays all Obligations (other than accrued and unpaid  Deferred  Fees  payable  pursuant  to  this  Section  2.4(c))  in  full  in  cash  and  all Commitments are terminated in full after December 31, 2012, but on or before May 31, 2013, the Deferred Fee Rate shall be reduced to nine percent (9%) per annum effective as of the Closing Date.  The Deferred Fee shall be aggregated on the last Business Day of each month and such aggregate unpaid Deferred Fee shall itself bear interest at the applicable rates for Term Loans B and shall be due and payable on the final maturity date of the Term Loans B (whether by acceleration or otherwise).

(d)     Rate Determinations.  The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.5.     Manner of Borrowing Loans.  (a) Notice to the Administrative Agent.   The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Cincinnati time) on the date the Borrower requests the Lenders to advance a Borrowing of Revolving Loans.  The Borrower shall give all such notices requesting the advance of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or in such other form acceptable to the Administrative Agent.  All notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance of a Borrowing (which shall be a Business Day) and, the amount of the requested Borrowing to be advanced.   The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrower hereby indemnifies the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)     Notice to the Lenders.  The Administrative Agent shall give prompt telephonic or telecopy  notice  to  each  Lender  of  any  notice  from  the  Borrower  received  pursuant  to Section 2.5(a) above.

(c)     Disbursement of Loans.  Not later than 1:00 p.m. (Cincinnati time) on the date of any requested advance of a new Borrowing, subject to Section 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Cincinnati, Ohio.  The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Cincinnati, Ohio.

(d)     Administrative  Agent  Reliance  on  Lender  Funding.    Unless  the  Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Cincinnati time) on the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent

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may assume that such Lender has made such payment when due and the Administrative Agent, in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to:  (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.  If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 hereof so that the Borrower will have no liability under such Section with respect to such payment.

Section 2.6.     Minimum   Borrowing   Amounts;   Maximum   Eurodollar   Loans.      Each Borrowing of Revolving Loans shall be in an amount not less than $500,000 or such greater amount that is an integral multiple of $100,000.

Section 2.7.     Maturity  of  Loans.    (a) Scheduled  Payments  of  Term  Loans  A.    The Borrower shall make principal payments on the Term Loans A in equal installments on the last day  of  each  calendar  month  in  each  year,  commencing  with  the  calendar  month  ending October 31, 2012, with the amount of each such principal installment equal to $238,000; it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Term Loans A, shall be due and payable on June 30, 2013, the final maturity thereof.  Each principal payment on the Term Loans A shall be applied to the Lenders holding the Term Loans A pro rata based upon their Term Loan A Percentages.

(b)       Scheduled Payments of Term Loans B.  The Borrower shall  pay all principal and Deferred Fee not sooner paid on the Term Loans B on June 30, 2013, the final maturity thereof. Each principal payment on the Term Loans B shall be applied to the Lenders holding the Term Loans B pro rata based upon their Term Loan B Percentages.

(c)       Scheduled  Payments  of  Bullet  Loans A.    The  Borrower  shall  make  principal payments on the Bullet Loans A in two installments, one in the amount of $1,900,000 on December 31, 2012, and the second in the amount of $2,100,000 on March 31, 2013; provided that the amount of such installments shall be reduced (in direct order of maturity) by the amount of each prepayment of the Bullet Loans A made pursuant to Section 2.8(b)(i) hereof.  It is further agreed that a final payment comprised of all principal and interest not sooner paid on the Bullet

Loans A, shall be due and payable on June 30, 2013, the final maturity thereof.  Each principal payment on the Bullet Loans A shall be applied to the Lenders holding the Bullet Loans pro rata based upon their Bullet Loan Percentages.

(d)       Revolving Loans.   Each Revolving Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Revolving Credit Termination Date.

Section 2.8.     Prepayments.  (a) Voluntary.  The Borrower may prepay without premium or penalty  and in whole or in part any Borrowing of Loans at any time upon notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Cincinnati time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans A, Term Loans B, Bullet Loans A or Swing Loans, accrued interest thereon to the date fixed for prepayment; provided, however, the Borrower may not partially repay a Borrowing (i) in a principal amount less than $500,000, and (ii) in each case, unless it is in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.6 remains outstanding.

(b)     Mandatory.  (i) If the Borrower or any Subsidiary shall at any time or from time to time (i) make or agree to make a Disposition, including without limitation any Targeted Transactions or Designated Transaction, or (ii) shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $1,000,000 individually or on a cumulative basis in any fiscal year of the Borrower, then (x) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition or such Event of Loss, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds; provided that in the case of each Event of Loss, if the Borrower states in its notice of such event that the Borrower or the applicable Subsidiary intends to invest or reinvest, as applicable, within 90 days of receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in similar like-kind assets, then so long as no Default or Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually invested or reinvested as described in the Borrower’s notice with such
90-day period.   Promptly after the end of such 90-day period, the Borrower shall notify the

Administrative Agent whether the Borrower or such Subsidiary has invested or reinvested such Net Cash Proceeds as described in the Borrower’s notice, and to the extent such Net Cash Proceeds have not been so invested or reinvested, the Borrower shall promptly prepay the Obligations in the amount of such Net Cash Proceeds in excess of $1,000,000 not so invested or reinvested.  Except for any prepayment resulting from any Designated Transaction, the amount of each such prepayment shall be applied first to the outstanding Bullet Loans A until paid in full, then to outstanding Term Loans A until paid in full, then to outstanding Term Loans B until paid in full and then to the Revolving Loans until paid in full and then to the Swing Loans, provided that (A) the Net Cash Proceeds of any disposition of the inventory and accounts receivable of a Targeted Transaction agreed to by the Borrower and the Administrative Agent (the “Working Capital Proceeds”) in an amount equal to the amount included in the Borrowing Base (but not to exceed $487,000 in the aggregate) with respect to such assets shall first be applied to the repayment of Revolving Loan until paid in full and then to the Swing Loans, and (B) the Borrower may elect to apply any Working Capital Proceeds in excess the amount described  in  the  foregoing  clause  (A)  to  the  repayment  of  Revolving  Loans  or  the  Bullet Loans A.   The amount of any payment resulting   from any Designated Transaction shall be applied first to the outstanding Term Loans A until paid in full, then to outstanding Term Loans B until paid in full and then to the Revolving Loans until paid in full and then to the Swing Loans until paid in full and then to the outstanding Bullet Loans A, provided that the Net Cash Proceeds of any disposition of the inventory and accounts receivable in connection with a Designated Transaction in an amount equal to the amount included in the Borrowing Base with respect to such assets shall first be applied to the repayment of Revolving Loan until paid in full and then to the Swing Loans.  If the Administrative Agent or the Required Lenders so request, all proceeds of such Event of Loss shall be deposited with the Administrative Agent and held by it in the Collateral Account.  So long as no Default or Event of Default exists, the Administrative Agent is authorized to disburse amounts representing such proceeds from the Collateral Account to or at the Borrower’s direction for application to or reimbursement for the costs of replacing, rebuilding or restoring such Property.

(ii)     If after the Closing Date the Borrower or any Subsidiary shall issue any new equity securities (other than equity securities issued in connection with the exercise of employee stock options, equity securities issued to the seller of an Acquired Business in connection with an Acquisition permitted by the terms hereof, if any) or incur or assume any Indebtedness other than that permitted by Sections 6.11(a), (b) or (c) hereof, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance, incurrence or assumption to be received by or for the account of the Borrower or such Subsidiary in respect thereof.   Promptly upon receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, incurrence or assumption the Borrower shall prepay the Obligations in the amount of such Net Cash Proceeds.  The amount of each such prepayment shall be applied first to the outstanding Term Loans  (until paid in full, then to the Term Loans B until paid in full, then to the Revolving Loans until paid in full) then to the Swing Loans until paid in full and then to the Bullet Loans A.  The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 6.11 or any other terms of this Agreement.

(iii)     No later than 28 days after the last day of each fiscal quarter, commencing with the fiscal quarter ending January 31, 2013, the Borrower shall prepay the then-outstanding Term Loans A by an amount equal to the amount by which the Borrower’s Excess Cash Flow for the period commencing October 1, 2012 and ending on the last day of such fiscal quarter exceeded the amount necessary for the Borrower’s Fixed Charge Coverage Ratio to be 1.2 to 1, minus the amount of all payments previously made pursuant to this Section 2.8(b)(iii).

(iv)     The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant  to  Section 2.10,  prepay  the  Revolving  Loans  and  Swing  Loans  and,  if  necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

(v)     Each prepayment of Loans under this Section 2.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans A, Term Loans B, Bullet Loans A or Swing Loans, accrued interest thereon to the date of prepayment.   Each prefunding of L/C Obligations shall be made in accordance with Section 7.4.

(vi)     If at any time the sum of the unpaid principal balance of the Revolving Loans and the  L/C Obligations  then  outstanding  shall  be  in  excess  of  the  Borrowing  Base  as  then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Loans until payment in full thereof with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.

(vii)     If  the  Borrower  receives  any  Tax  Refunds,  the  Borrower  shall  prepay  the Obligations by an amount equal to the amount of such proceeds, and, if the Administrative Agent receives any Tax Refunds, the Administrative Agent shall apply such Tax Refunds to effect such prepayment.  The amount of each such prepayment shall be applied first to the outstanding Term Loans A until paid in full, then to the outstanding Term Loans B until paid in full, then to the Revolving Loans until paid in full and then to the Swing Loans until paid in full and then to the outstanding Bullet Loans A until paid in full.

(c)   The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower, and in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the relevant Loans in the inverse order of maturity.

Section 2.9.     Place  and Application  of Payments.   All payments of principal  of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Cincinnati time) on the due date thereof at the office of the Administrative Agent in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto.  Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day.   All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without set-off  or  counterclaim.    The  Administrative  Agent  will  promptly  thereafter  cause  to  be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 7.2 and 7.3 hereof or (y) after written instruction by the Required Lenders after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and distributed as follows:

(a)      first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a  character  which  the  Borrower  has  agreed  to  pay  the  Administrative  Agent  under Section 10.13 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)      second, to the payment of principal and interest on the Swing Loans until paid in full;

(c)      third, to the payment of any outstanding interest and fees due under the Loan  Documents  to  be  allocated  pro  rata  in  accordance  with  the  aggregate  unpaid amounts owing to each holder thereof;

(d)      fourth, to the payment of principal on the Loans (other than Swing Loans), unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 7.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(e)    fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(f)          sixth, to the Borrower or whoever else may be lawfully entitled thereto.

Section 2.10.     Commitment Terminations.  Voluntary.  The Borrower shall have the right at  any  time  and  from  time  to  time,  upon  3 Business  Days  prior  written  notice  to  the Administrative Agent, to terminate the Revolving Credit Commitments in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 or any greater amount that is an integral multiple of $100,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the sum of all Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount  of  Revolving  Loans,  Swing  Loans  and  of  L/C Obligations  then  outstanding.    Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall

reduce the L/C Sublimit by a like amount.   Any termination of the Commitments below the Swing Line Sublimit then in effect shall reduce the Swing Line Sublimit by a like amount.  The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.  Any termination of the Commitments pursuant to this Section 2.10 may not be reinstated without the written consent of each of the Lenders.

Section 2.11.     Swing Loans.  (a) Generally.  Subject to the terms and conditions hereof, as part of the Revolving Credit, the Administrative Agent agrees to make loans in Dollars to the Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”)  which  shall  not  in  the  aggregate  at  any  time  outstanding  exceed  the  Swing  Line Sublimit; provided, however, the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the sum of all Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base as then computed and determined.  The Swing Loans may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto.  Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.

(b)     Interest  on  Swing  Loans.    Each  Swing  Loan  shall  bear  interest  until  maturity (whether  by  acceleration  or  otherwise)  at  a  rate  per  annum  equal  to,  at  the  option  of  the Borrower, (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) or (ii) the Administrative Agent’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed).  Interest on each Swing Loan shall be due and payable prior to such maturity on the last day of each Interest Period applicable thereto.

(c)     Requests for Swing Loans.  The Borrower shall give the Administrative Agent prior notice (which may be written or oral), no later than 10:00 a.m. (Cincinnati time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the Interest Period requested therefor.  Within 30 minutes after receiving such notice, the Administrative Agent shall in its discretion quote an interest rate to the Borrower at which the Administrative Agent would be willing to make such Swing Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Administrative Agent’s Quoted Rate”).  The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance.  If the Borrower does not so immediately accept the Administrative Agent’s Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Administrative Agent’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per  annum  determined  by  adding  the  Applicable  Margin  for  Base  Rate  Loans  under  the Revolving Credit to the Base Rate as from time to time in effect.  Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Administrative Agent in Cincinnati, Ohio.  Anything contained   in   the   foregoing   to   the   contrary   notwithstanding   (i) the   obligation   of   the Administrative Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Administrative Agent shall not be obligated to make more than one Swing Loan during any one day.

(d)     Refunding of Swing Loans.  In its sole and absolute discretion, the Administrative Agent may at any time, on behalf of the Borrower (which the Borrower hereby irrevocably authorizes the Administrative Agent to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swing Loans outstanding  on  the  date  such  notice  is  given.    Unless  an  Event  of  Default  described  in Section 7.1(j) or 7.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent, in immediately available funds, at the Administrative Agent’s  principal  office  in  Cincinnati,  Ohio,  before  12:00 Noon  (Cincinnati  time)  on  the Business Day following the day such notice is given.  The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

(e)     Participations.  If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Administrative Agent pursuant to Section 2.11(d) above (because an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans; provided that the foregoing purchases shall be deemed made hereunder without any further action by such Lender or the Administrative Agent.  Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Administrative Agent its participation in such Loan.  The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default  or  by  any  reduction  or  termination  of  the  Commitments  of  any  Lender,  and  each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

Section 2.12.     Evidence of Indebtedness.   (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)     The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and, with respect to Eurodollar Loans and Swing Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)     The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)     Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Term Loan A and referred to herein as a “Term Note A”), D-2 (in the case of its Term Loan B and referred to herein as a “Term Note B”), D-3 (in the case of its Bullet Loan A and referred to herein as a “Bullet Note A”), D-4 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), or D-5 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Term Notes A, Term Notes  B,  Bullet  Notes A,  Revolving  Notes  and  Swing  Note  being  hereinafter  referred  to collectively as the “Notes” and individually as a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the amount of the Term Loan A, Term Loan B, Bullet Loan A, Revolving Credit Commitment, or Swing Line Sublimit, as applicable.  Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee  pursuant  to  Section 13.12,  except  to  the  extent  that  any  such  Lender  or  assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.13.     Fees.   (a) Revolving Credit Commitment Fee.   The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders according to their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments.  Such commitment fee shall be payable quarterly in arrears  on  the  last  day  of  each  March,  June,  September,  and  December  in  each  year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b)     Letter of Credit Fees.   On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.3 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to .250% of the face amount of (or of the increase in the face amount of) such Letter of Credit.  Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount

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of Letters of Credit outstanding during such quarter; provided that, while any Event of Default exists or after acceleration, such rate shall increase by 2% over the rate otherwise payable and such fee shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders; provided, however, that in the absence of acceleration, any rate increase pursuant to the foregoing proviso shall be made at the direction of the Administrative Agent, acting at the request or with the consent of the Required Lenders.

(c)     Administrative Agent Fees.  So long as any Commitment is in effect or any credit is available or in use hereunder, the Administrative Agent shall receive, for its own use and benefit, an administrative fee in the amount of $15,000 per month, payable on the last day of each month commencing on October 31, 2012.

(d)     Audit Fees.  The Borrower shall pay to the Administrative Agent for its own use and benefit reasonable charges for audits and field examinations of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits and field examinations); provided, however, that in the absence of any Default and Event of Default, the Administrative Agent may not conduct more than two such audits and field examinations per calendar year and the Borrower shall not be required to pay the Administrative Agent for more than two such audits and field examinations per calendar year.

Section 2.14.     Account   Debit.      The   Borrower   hereby   irrevocably   authorizes   the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

SECTION 3.          CONDITIONS PRECEDENT.

The obligation of each Lender to advance any Loan or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

Section 3.1.                      All Credit Events.  At the time of each Credit Event hereunder:

(a)      each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date;

(b)      the Borrower and each Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c)      in the case of any request for an extension of credit under the Revolving Credit, after giving effect to such extension of credit the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations outstanding under this Agreement shall not exceed the lesser of (i) the sum of all Revolving Credit Commitments and (ii) the Borrowing Base as then determined and computed;

(d)      in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 2.5 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application together with any fees called for by Section 2.13 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the L/C Issuer together with fees called for by Section 2.13 hereof; and

(e)      such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; provided that, any such order, judgment, decree, law or regulation shall not entitle any Lender that is not affected thereby to not honor its obligation hereunder to advance, continue or convert any Loan or, in the case of the L/C Issuer, to extend the expiration date of or increase the amount of any Letter of Credit hereunder.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section; provided, however, that the Lenders (including, for purposes hereof, the Administrative Agent in connection with advances made by it on behalf of the Lenders under Section 2.5 hereof) may continue to make advances under the Revolving Credit, in their sole discretion, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist (each Lender hereby acknowledging and agreeing that the Administrative Agent may, in its sole discretion, without conferring with the Lenders, but on their behalf, elect to make additional advances hereunder notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth in Section 3.1 until the Administrative Agent is provided a written notice from the Required Lenders advising the Administrative Agent of such Lenders’ decision not to extend further credit as a result of the Borrower’s failure to satisfy  the  conditions  set  forth  above,  provided  that  the  Administrative  Agent  shall  not knowingly make an advance hereunder if, after giving effect thereto, the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding would exceed the lesser of (i) the sum of all Revolving Credit Commitments and (ii) Borrowing Base as then computed and determined.

Section 3.2.                      Initial Credit Event.  Before or concurrently with the initial Credit Event:

(a)    the Administrative Agent shall have received an amendment or other modification  to  each  of  the  Mortgages  duly  executed  by  the  Borrower  and  its Subsidiaries, as appropriate, and the Leasehold Mortgages duly executed by the Borrower and its Subsidiaries, as appropriate;

(b)      the Administrative Agent shall have received a reaffirmation of each of the Guaranties, duly executed by each of the Subsidiaries;

(c)      the Administrative Agent shall have received copies of the Borrower’s and each   Subsidiary’s   certificate   of   formation,   certificate   of   organization,   operating agreement, articles of incorporation and bylaws, as applicable (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary, Assistant Secretary or Chief Financial Officer and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority;

(d)      the Administrative Agent shall have received (i) copies of resolutions of the Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on  the  Borrower’s  behalf,  all  certified  in  each  instance  by  its  Secretary,  Assistant Secretary or Chief Financial Officer and (ii) copies of resolutions of each Subsidiary’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Guaranty and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Subsidiary’s behalf, all certified in each instance by its Secretary, Assistant Secretary or Chief Financial Officer;

(e)      the Administrative Agent shall have received copies of the certificates of good standing, or nearest equivalent in the relevant jurisdiction, for the Borrower and each Subsidiary (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, as applicable, and of each state in which it is qualified to do business as a foreign corporation or organization;

(f)          the Administrative Agent shall have received a list of the Borrower’s Authorized Representatives;

(g)      the Administrative Agent shall have received for itself and for the Lenders an extension fee in the amount of $100,000;

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(h)    the Administrative Agent shall have received a pro forma date-down endorsement (or its equivalent) to each of the mortgagee’s title insurance policies in form and  substance  acceptable  to  the  Administrative  Agent  insuring  the  Liens  of  the Mortgages, as modified as contemplated by this Agreement, to be valid first priority Liens subject to no defects or objections that are not acceptable to the Administrative Agent, together with such endorsements as the Administrative Agent may require (the “Date Down Endorsements”);

(i)      the Administrative Agent shall have received a flood determination report for each parcel of real property subject to the Lien of the Mortgages prepared for the Agent by a flood determination company selected by the Administrative Agent stating whether or not any portion of such property is in a federally designated flood hazard area;

(j)    the Administrative Agent shall have received such evaluations and certifications as it may reasonably require (including a Borrowing Base Certificate in the forms attached hereto as Exhibit G containing calculations of the Borrowing Base  as of August 31, 2012, in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and its Subsidiaries, and the lack of material contingent liabilities of the Borrower and its Subsidiaries;

(k)      the  Administrative  Agent  shall  have  received  the  favorable  written opinions of counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent; and

(l)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 4.                         THE COLLATERAL AND GUARANTIES.

Section 4.1.     Collateral.   The Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall be secured by (a) valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower and each Subsidiary in all capital stock and other equity interests held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower and each Subsidiary in all personal property, fixtures, and real estate, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that:  (i) the Lien of the Administrative Agent on Property subject to a Capital Lease or conditional sale agreement or subject to a purchase money lien, in each instance to the extent permitted hereby, shall be subject to the rights of the lessor or lender thereunder, (ii) until a Default  or  Event  of  Default  has  occurred  and  is  continuing  and  thereafter  until  otherwise required by the Administrative Agent or the Required Lenders, Liens on local petty cash deposit accounts maintained by the Borrower and its Subsidiaries in proximity to their operations need not be perfected provided the total amount on deposit at any one time not so perfected shall not exceed $100,000 in the aggregate and Liens on payroll accounts maintained by the Borrower and its Subsidiaries need not be perfected provided the total amount on deposit at any time does not exceed the current amount of their payroll obligation, and, and (iii) until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative  Agent  or  the  Required  Lenders,  Liens  on  vehicles  which  are  subject  to  a certificate of title law need not be perfected provided that the total value of such property at any one time not so perfected shall not exceed $2,000,000 in the aggregate.

Section 4.2.     Liens on Real Property.  In the event that the Borrower or any Subsidiary owns or hereafter acquires any real property, the Borrower shall, or shall cause such Subsidiary to, execute and deliver to the Administrative Agent (or a security trustee therefor) a mortgage or deed of trust acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent a Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, shall pay all taxes, costs, and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and shall supply to the Administrative Agent at the Borrower’s cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Permitted Liens) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.  In the event that the Borrower or any Subsidiary presently leases or hereafter leases real property, the Borrower shall, or shall cause such Subsidiary, to the extent requested by the Administrative Agent:   (i) to execute and deliver to the Administrative Agent (or a security trustee therefor) a leasehold mortgage or leasehold deed of trust acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent a Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, (ii) to pay all taxes, costs, and expenses incurred by the Administrative Agent in recording such leasehold mortgage or leasehold deed of trust, (iii) to deliver to the Administrative Agent such lessor and mortgagor consent, waivers, and other agreements as required by the Administrative Agent to ensure its access to the Collateral and its rights under such leasehold mortgage or leasehold deed of trust for such property, (iv) and to deliver to the Administrative Agent such other  instrument,  documents,  certificates,  and  opinions  reasonably  required  by  the Administrative Agent in connection therewith.

Section 4.3.     Guaranties.   The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall at all times be jointly and severally guaranteed by each direct and indirect Subsidiary of the Borrower pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”).

Section 4.4.     Further Assurances.  The Borrower agrees that it shall, and shall cause each Subsidiary to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.  In the event the Borrower or any Subsidiary forms or acquires any other Subsidiary after the date hereof, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute a Guaranty and such Collateral Documents as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

Section 4.5.     Continuing Security Interests.  The  Borrower  hereby  acknowledges  and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Original Credit Agreement as amended and restated hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement.

Section 4.6.     Replacement of Certain Schedules to the Security Agreement.  Schedules A, B, D and E to the Security Agreement shall be replaced by Schedules A, B, D and E attached to this Agreement, respectively.

SECTION 5.          REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Lender and the Administrative Agent, and agrees, that:

Section 5.1.     Organization and Qualification.  The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.2.     Authority and Enforceability.  The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it.  Each Subsidiary, if any, has full right  and  authority  to  enter  into  the  Loan  Documents  executed  by  it,  to  guarantee  the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it.  The Loan Documents delivered by the Borrower and by each Subsidiary, if any, have been duly authorized, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary, if any, of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Subsidiary, if any, or any provision of the organizational documents (e.g., charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement or other similar document) of the Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of its Property, in each case where such contravention or default,  individually  or  in  the  aggregate,  could  reasonably  be  expected  to  have  a  Material Adverse Effect or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 5.3.     Financial  Reports.     The  audited  consolidated  financial  statements  of Borrower and its Subsidiaries as at October 31, 2011, and the unaudited interim consolidated financial statements of Borrower and its Subsidiaries as at August 31, 2012 for the nine months then ended, heretofore furnished to the Administrative Agent, fairly and adequately present the consolidated financial condition of Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.   Neither the Borrower nor any Subsidiary has contingent liabilities or judgments, orders or injunctions against it that are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 6.1 hereof.

Section 5.4.     No Material Adverse Change.  Since October 31, 2011, there has been no change in the financial condition or operations of the Borrower and the Subsidiaries taken as a whole, except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.5.     Litigation and Other Controversies.   There is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Borrower and its Subsidiaries, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, except as previously disclosed to the Lenders in writing.

Section 5.6.     True and Complete Disclosure.  All information furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was provided; provided that, with respect to projected  financial  information  furnished  by  or  on  behalf  of  the  Borrower  or  any  of  its

Subsidiaries, the Borrower only represents and warrants that such information is prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.7.     Use of Proceeds; Margin Stock.  All proceeds of the Revolving Loans and Swing Loans shall be used by the Borrower for working capital purposes, to refinance existing Indebtedness, and for other general corporate purposes (excluding Acquisitions other than Permitted Acquisitions) of the Borrower and its Subsidiaries, provided that the Borrower shall not use any proceeds of any Revolving Loans or Swing Loans to make any payments of principal on the Bullet Loans A, other than principal payments of up to $250,000 in the aggregate on the Bullet Loans A so long as after giving effect thereto the Borrower has not less than $1,000,000 of  Excess  Availability.  No  part  of  the  proceeds  of  any  Loan  or  other  extension  of  credit hereunder will be used by the Borrower or any Subsidiary thereof to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations.  Margin stock (as defined above) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.

Section 5.8.     Taxes.  The Borrower and each of its Subsidiaries has timely filed or caused to  be  timely  filed  all  tax  returns  required  to  be  filed  by  the  Borrower  and/or  any  of  its Subsidiaries, except where failure to so file could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.  The Borrower and each of its Subsidiaries has paid all taxes, assessments and other governmental charges payable by them other than taxes, assessments and other governmental charges which are not delinquent, except those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP and no Lien resulting therefrom attaches to any of its Property.

Section 5.9.     ERISA.  The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.   The Borrower and its Subsidiaries have no contingent liabilities  with  respect  to  any  post-retirement  benefits  under  a  welfare  plan,  as  defined  in Section 3(1) of ERISA, other than liability for continuation coverage described in article 6 of Title 1 of ERISA.

Section 5.10.     Subsidiaries.   Schedule 5.10 correctly sets forth, as of the Closing Date, each Subsidiary of the Borrower, its respective jurisdiction of organization and the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof.

Section 5.11.     Compliance with Laws.   The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authority in respect of the conduct of their businesses and the ownership of their property, except such noncompliances as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.12.     Environmental Matters.   The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except to the extent that the aggregate effect of all noncompliances could not reasonably be expected to have a Material Adverse Effect.  There are no pending or, to the best knowledge of the Borrower and its Subsidiaries after due inquiry, threatened Environmental Claims, including any such claims (regardless of materiality) for liabilities under CERCLA relating to the disposal of Hazardous Materials, against the Borrower or any of its Subsidiaries or any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries, except such claims as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect,  there  are  no  facts,  circumstances,  conditions  or  occurrences  on  any  real  property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries that, to the best knowledge of the Borrower and its Subsidiaries after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property, or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.   Hazardous Materials have not been Released on or from any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries where such Release, individually, or when combined with other Releases, in the aggregate, may reasonably be expected to have a Material Adverse Effect.

Section 5.13.     Investment  Company.    Neither  the  Borrower  nor  any  Subsidiary  is  an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.14.     Intellectual Property.  The Borrower and each of its Subsidiaries owns all the  patents,  trademarks,  permits,  service  marks,  trade  names,  copyrights,  franchises  and formulas, or rights with respect to the foregoing, or each has obtained licenses of all other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

Section 5.15.     Good Title.  The Borrower and its Subsidiaries have good and marketable title, or valid leasehold interests, to their assets as reflected on the Borrower’s most recent consolidated balance sheet provided to the Administrative Agent (except for sales of assets in the ordinary course of business, and such defects in title that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) and is subject to no Liens, other than Permitted Liens.

Section 5.16.     Labor  Relations.    Neither  the  Borrower  nor  any  of  its  Subsidiaries  is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (i) no strike, labor dispute, slowdown or stoppage pending against the Borrower  or  any  of  its  Subsidiaries  or,  to  the  best  knowledge  of  the  Borrower  and  its Subsidiaries, threatened against the Borrower or any of its Subsidiaries and (ii) to the best knowledge of the Borrower and its Subsidiaries, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 5.17.     Capitalization.   All outstanding equity interests of the Borrower and the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and  there  are  no  outstanding  commitments  or  other  obligations  of  the  Borrower  or  any Subsidiary to issue, and no rights of any Person to acquire, any equity interests in the Borrower or any Subsidiary, except for the Warrants when issued.

Section 5.18.     Other Agreements.  Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 5.19.     Governmental Authority and Licensing.  The Borrower and its Subsidiaries have received all licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect.  No investigation or proceeding that, if adversely determined, could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the Borrower, threatened, except where such revocation or denial could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.20.     Approvals.  No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

Section 5.21.     Affiliate Transactions.  Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-owned Subsidiaries)  on  terms  and  conditions  which  are  less  favorable  to  the  Borrower  or  such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 5.22.     Solvency.    After  giving  effect  to  this  Agreement  and  the  transactions contemplated hereby, the Borrower and its Subsidiaries are collectively solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

Section 5.23.     No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby except as provided in the RJ Engagement Letter (as defined below) or as otherwise consented to in writing by the Administrative Agent; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 5.24.     Foreign   Assets   Control   Regulations   and   Anti-Money   Laundering. (a) OFAC.  Neither Borrower nor any of its Subsidiaries is (i) a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) a person who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b)         Patriot Act.  The Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).   No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.25.     Purchase Agreement.   The Borrower has provided to the Administrative Agent a true and correct copy of the Purchase Agreement.  The Purchase Agreement is in full force and effect and has not, except as reflected in amendments provided to the Administrative Agent, been amended or modified in any material respect from the version so delivered to the Administrative Agent, no material condition to the effectiveness thereof has been waived and no material obligations of the Sellers thereunder have been waived, except to the extent approved in writing by the Administrative Agent, and the Borrower is not aware of any default thereunder. No authorization, consent, license, or exemption from, or filing or registration with, any Governmental Authority, nor any material approval or consent of any other Person, is or will be necessary to the valid execution, delivery, or material performance by the Sellers, the Purchaser, or the Borrower of the Purchase Agreement or of any other instrument or document executed and delivered in connection therewith, except for (a) such thereof that have heretofore been obtained and remain in full force and effect and (b) such thereof identified on Schedule 5.25 hereof.  As of the Closing Date, all representations and warranties of the Borrower, the Purchaser and, to the best of the Borrower’s knowledge, the Seller in the Purchase Agreement are true and correct.

SECTION 6.                         COVENANTS.

                                   The  Borrower  covenants  and  agrees  that,  so  long  as  any  Credit  is  available  to  the Borrower hereunder and until all Obligations are paid in full:

                                   Section 6.1. Information Covenants.   The Borrower will furnish to the Administrative Agent, with sufficient copies for each Lender:

(a)           Monthly Reports. Within 20 days after the end of each fiscal month of the Borrower:

(A)      the   Borrower’s   consolidated   and   consolidating balance sheet as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings  and  of  cash  flows  for  such  fiscal  month  and  for  the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Borrower in accordance with GAAP, setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by the chief financial officer or other officer of the Borrower acceptable to the Administrative Agent that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and including in any event a management discussion and analysis of the Borrower’s financial performance on a performance to forecast basis, including but not limited to headcount reductions, expense reductions and other elements of the Restructuring Plan and an update to the Borrower’s budget for its fiscal year ending October 31, 2013.

(B)    a  Borrowing  Base  Certificate  showing  the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding month, together with such other information as therein required, prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative  Agent  and  an  accounts  receivable  aging,  an accounts payable aging, a cash reconciliation, and an inventory stock status report, each in reasonable detail prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;

(C)      at  any  time  as  requested  by  the  Administrative Agent, a certificate of the chief financial officer or other officer of the Borrower acceptable to the Administrative Agent confirming EBITDA  for  the  month  then-ended,  EBITDA  for  the  twelve months then ending, EBITDA for the Borrower’s fiscal year to the date of such month end and the corresponding EBITDAs for the month, twelve months and year-to-date ending on or about the same date in the Borrower’s immediately prior fiscal year;

(D)      a report prepared by the Borrower and certified by its chief financial officer or other officer acceptable to the Administrative Agent certifying the deposit account balances of the Borrower and its Subsidiaries for the month then-ended in form acceptable to the Administrative Agent in its sole discretion; provided that, the Borrower will in no event report any information regarding closed deposit accounts except to the extent requested by the Administrative Agent or a Lender;

(E)      a report prepared by the Borrower and certified by its chief financial officer or other officer acceptable to the Administrative Agent providing an update of the Borrower’s actual restructuring activities during such month and a comparison to the restructuring  activities  contemplated  by  the  Restructuring  Plan; and

(F)       a   written   report   prepared   by   Raymond   James regarding   the   status   of   the   Designated   Transaction   and   a conference call with Raymond James regarding the status of the Designated Transaction.

(b)      Annual Statements.  Within 120 days after the close of each fiscal year of the Borrower, a copy of the Borrower’s consolidated and consolidating balance sheet as of the last day of the fiscal year then ended and the Borrower’s consolidated and consolidating statements of income, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion  of  Arnett  &  Foster,  P.L.L.C.  or  a  different  firm  of  independent  public accountants of recognized national standing, selected by the Borrower and acceptable to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(c)      Officer’s Certificates.  Within 45 days after the end of each fiscal quarter of the Borrower and at the time of the delivery of the financial statements provided for in Section 6.1(b),  (i) a  certificate  of  the  chief  financial  officer  or  other  officer  of  the Borrower acceptable to Administrative Agent in the form of Exhibit E (x) stating no Default or Event of Default has occurred during the period covered by such statements of, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower is taking with respect to such Default or Event of Default, (y) confirming that the representations and warranties stated in Section 5 remain true and correct in all material respects (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct of such date), and (z) showing the Borrower’s compliance with the covenants set forth in 6.20, (ii) a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to clause 6.1(d) and, showing a comparison of the current year to date financial results against the financial results of the prior year for the same period, and (iii) an accounts receivable aging and an inventory stock status report each in reasonable detail prepared by the Borrower and certified to by its Chief Financial Officer or another officer of the Borrower acceptable to the Administrative Agent.

(d)      Budgets.  As soon as available, but in any event at least 30 days prior to the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Administrative Agent (including, without limitation, a breakdown of the projected results of each line of business of the Borrower and its Subsidiaries, and budgeted consolidated and consolidating statements of income, and sources and uses of cash and balance sheets for the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries in reasonable detail satisfactory to the Administrative Agent for each fiscal month and the four fiscal quarters of the immediately succeeding fiscal year and, with appropriate discussion, the principal assumptions upon which such budget is based.

(e)      Notice of Default and Litigation.  Promptly, and in any event within two Business Days after any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any other event which could reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the commencement of, or threat of, or any significant development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(f)      Management Letters.   Promptly after the Borrower’s receipt thereof, a copy of each report or any “management letter” submitted to the Borrower or any of its Subsidiaries by its certified public accountants and the management’s responses thereto.

(g)      Other Reports and Filings.  Promptly, copies of all financial information, proxy materials and other material information, certificates, reports, statements and completed forms, if any, which the Borrower or any of its Subsidiaries (x) has filed with the United States Securities and Exchange Commission or any governmental agencies substituted therefor (the “SEC”) furnished to the shareholders of the Borrower, or (y) has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower or any of its Subsidiaries in their capacity as such a holder, agent or trustee to the extent that the aggregate principal amount of such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $1,000,000.

(h)     Environmental Matters.  Promptly upon, and in any event within five Business Days after any officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters which individually, or in the aggregate, may  reasonably  be  expected  to  have  a  Material  Adverse  Effect:    (i) any  notice  of Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any real property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property; (iii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Law; and (iv) any removal or remedial actions to be taken in response to the actual or alleged presence of any Hazardous Material  on  any  real  property  owned  or  operated  by  the  Borrower  or  any  of  its Subsidiaries as required by any Environmental Law or any Governmental Authority.  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto.  In addition, the Borrower agrees to provide the Lenders with copies of all material written communications by the Borrower or any of its Subsidiaries with any Person or Governmental Authority relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

(i)      Other  Information.     From  time  to  time,  such  other  information  or documents (financial or otherwise) as the Administrative Agent or any Lender may reasonably request.

(j)      Restructuring Information.  Promptly after the Borrower’s receipt thereof, and in any event within 5 Business Days after receipt thereof, copies of any and all information   regarding   any   Material   Transaction   involving   the   Borrower   or   any Subsidiary (including, without limitation, any proposal, letter of intent, term sheet or similar writing), together with a detailed written summary in form reasonably acceptable to the Administrative Agent prepared by the Borrower’s chief executive officer, chief financial   officer   and/or   such   other   officers   of   the   Borrower   acceptable   to   the

Administrative Agent summarizing the material terms of any Material Transaction and any material discussions regarding such Material Transaction.

(k)      Financial Reporting.   In addition to the existing reporting requirements under this Agreement, the Borrower shall (a) deliver to the Administrative Agent, (i) not later than 20 days after the end of each calendar month, financial statements for such month, (ii) each week, not later than three (3) Business Days after the last Business Day of each week, a rolling 13-week cash flow projection, and a reconciliation of actual performance to the preceding 13-week forecast, and (iii) each week, not later than three (3) Business Days after the last Business Day of each week, consolidated bank cash balances and sales volume recorded in Borrower’s accounting systems by business unit for that week; and (b) make its President, Chief Financial Officer and CRA available on a weekly basis for a conference call with the Administrative Agent and Lender to discuss any questions they may have with respect to such reporting.

Section 6.2.     Inspections.  The Borrower will, and will cause each Subsidiary to, permit officers, representatives and agents of the Administrative Agent or any Lender, to visit and inspect any Property of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with its and their officers and independent accountants, all at such reasonable times as the Administrative Agent or any Lender may request.

Section 6.3.     Maintenance of Property, Insurance, Environmental Matters, etc.  (a) The Borrower  will,  and  will  cause  each  of  its  Subsidiaries  to,  (i) keep  its  property,  plant  and equipment in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such property, plant and equipment are reasonably preserved and maintained and (ii) maintain in full force and effect with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage and against at least such risks as is in accordance with industry practice, and shall furnish to the Administrative Agent upon request full information as to the insurance so carried.  In any event, the Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance on the Collateral to the extent required by the Collateral Documents.

(b)     Without limiting the generality of Section 6.3(a), the Borrower and its Subsidiaries: (i) shall  comply  with,  and  maintain  all  real  property  in  compliance  with,  any  applicable Environmental Laws, except to the extent that the aggregate effect of all noncompliance could not reasonably be expected to have a Material Adverse Effect; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any violation of applicable Environmental Laws with respect to any of its properties which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect; (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any  landfill  or  dump  or  hazardous  waste  treatment,  storage  or  disposal  facility  as  defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws.  With respect to any Release of Hazardous Materials, the Borrower and its Subsidiaries shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released at or on any of its properties as required by any applicable Environmental Law.

Section 6.4.     Preservation of Existence.   The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 6.4 shall prevent, to the extent permitted by Section 6.13, sales of assets by the Borrower or any of its Subsidiaries, the dissolution or liquidation of any Subsidiary of the Borrower, or the merger or consolidation between or among the Subsidiaries of the Borrower.

Section 6.5.     Compliance  with  Laws.     The  Borrower  shall,  and  shall  cause  each Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders applicable to its property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

Section 6.6.     ERISA.  The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.  The Borrower shall, and shall cause each Subsidiary to, promptly  notify  the  Administrative  Agent  and  each  Lender  of:    (a) the  occurrence  of  any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

Section 6.7.     Payment  of  Taxes.     The  Borrower  will,  and  will  cause  each  of  its Subsidiaries to, pay and discharge, all taxes, assessments, fees and other governmental charges imposed upon it or any of its Property, before becoming delinquent and before any penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided therefor, unless and until any Lien resulting therefrom attaches to any of its Property.

Section 6.8.     Contracts with Affiliates.  The Borrower shall not, nor shall it permit any Subsidiary  to,  enter  into  any  contract,  agreement  or  business  arrangement  with  any  of  its Affiliates (other than Wholly-owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

               Section 6.9.       No Changes in Fiscal Year.  The Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

Section 6.10.     Change in the Nature of Business.   The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

              Section 6.11.     Indebtedness.  The  Borrower  will  not,  and  will  not  permit  any  of  its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except;

(a)      the  Obligations,  Hedging  Liability,  and  Funds  Transfer  and  Deposit Account Liability of the Borrower and its Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

(b)     Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates);

(c)      intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 6.14;

(d)     purchase money Indebtedness and Capitalized Lease Obligations of the Borrower and its Subsidiaries in an amount not to exceed $1,500,000 in the aggregate outstanding at any time;

(e)      unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted by this Section in an amount not to exceed $500,000 in the aggregate at any one time outstanding; and

(f)     Subordinated Indebtedness owed to Marshall T. Reynolds in a principal amount not to exceed $2,500,000, as reduced by permitted payments thereon.

Section 6.12.     Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below, the “Permitted Liens”):

(a)      inchoate Liens for the payment of taxes which are not yet due and payable or the payment of which is not required by Section 6.7;

(b)    Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(c)      mechanics’,  workmen’s,  materialmen’s,  landlords’,  carriers’  or  other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(d)          Liens  created  by  or  pursuant  to  this  Agreement  and  the  Collateral Documents;

(e)      Liens on property of the Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.11(d) hereof, representing or incurred to finance the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon; and

(f)    easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary.

Section 6.13.     Consolidation, Merger, Sale of Assets, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or agree to any merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property, including any disposition as part of any sale-leaseback transactions except that this Section shall not prevent:

(a)          the sale and lease of inventory in the ordinary course of business;

(b)      the sale, transfer or other disposition of any tangible personal property that, in the reasonable judgment of the Borrower or its Subsidiaries, has become uneconomic, obsolete or worn out;

(c)      the sale, transfer, lease, or other disposition of Property of the Borrower and its Subsidiaries to one another;

(d)     the merger of any Subsidiary with and into the Borrower or any other Subsidiary,  provided  that,  in  the  case  of  any  merger  involving  the  Borrower,  the Borrower is the legal entity surviving the merger;

(e)          the disposition or sale of Cash Equivalents on consideration for cash;

(f)      the sale, transfer, lease, or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and its Subsidiaries not more than $250,000 during any fiscal year of the Borrower; and

(g)          any  Targeted  Transaction  and  Designated  Transaction,  subject  to  the Administrative Agent’s and the Required Lenders’ prior written consent. So long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, upon the written request of the Borrower, the Administrative Agent shall release its Lien on any Property sold pursuant to the foregoing provisions.

Section 6.14.     Advances, Investments and Loans.   The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make loans or advances to or make, retain or have outstanding any investments (whether through purchase of equity interests or obligations or otherwise) in, any Person or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that this Section shall not prevent:

(a)     receivables created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(b)          investments in Cash Equivalents;

(c)     investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(d)          the Borrower’s investments existing on the date of this Agreement in its

Subsidiaries and described on Schedule E to the Security Agreement;

(e)      intercompany advances made from time to time from the Borrower to any one or more of its Subsidiaries in the ordinary course of business;

(f)          Permitted Acquisitions; and

(g)    other investments, loans and advances in addition to those otherwise permitted by this Section in an amount not to exceed $250,000 in the aggregate at any one time outstanding.

Section 6.15.     Dividends and Certain Other Restricted Payments.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests, (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively, referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions by any Wholly-owned Subsidiary of the Borrower to its parent corporation, and (b) the purchase of the Warrants and any shares of stock issued pursuant thereto as a result of the exercise of any call option granted to the Borrower with respect to such Warrants and any shares of stock issued pursuant thereto.

Section 6.16.     Limitation on Restrictions.   The Borrower will not, and it will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay or repay any Indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary, (e) encumber or pledge any of its assets to  or  for  the  benefit  of  the  Administrative  Agent  or  (f) guaranty  the  Obligations,  Hedging Liability and Funds Transfer and Deposit Account Liability.

Section 6.17.     Limitation on the Creation of Subsidiaries.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Closing Date any Subsidiary; provided that the  Borrower  and  its  Wholly-owned  Subsidiaries  shall  be  permitted  to  establish  or  create Wholly-owned Subsidiaries so long as at least 30 days prior written notice thereof is given to the Administrative  Agent,  and  the  Borrower  and  its  Subsidiaries  timely  comply  with  the requirements of Section 4 (at which time Section 5.10 shall be deemed to include a reference to such Subsidiary).

Section 6.18.     OFAC.  The Borrower will not, and will not permit any of its Subsidiaries to, (i) become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, and (iii) become a person on the list of Specially Designated Nationals and Blocked Persons  or  subject  to  the  limitations  or  prohibitions  under  any  other  U.S. Department  of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 6.19.     Operating Accounts.  Except with respect to deposit and operating accounts with other financial institutions that are subject to account control agreements in favor of the Administrative Agent perfecting the Administrative Agent’s Lien on such accounts, and local petty cash accounts and payroll accounts for which such a Lien is not required pursuant to Section 4.1 hereof, each of the operating accounts of the Borrower and its Subsidiaries shall be at all times maintained with the Administrative Agent.

Section 6.20.                       Financial Covenants.

(a)     Leverage Ratio.  The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, permit the Leverage Ratio on such date to be greater than:

FISCAL QUARTER ENDING ON OR ABOUT:	THE LEVERAGE RATIO SHALL NOT BE GREATER THAN:
January 31, 2013	3.30 to 1.00
April 30, 2013	3.10: 1.00

(b)     Fixed Charge Coverage Ratio.  The Borrower shall, as of the last day of each fiscal quarter of the Borrower ending on or about the later specified below, maintain a Fixed Charge Coverage Ratio greater than or equal to:

FISCAL QUARTER ENDING ON OR ABOUT:	FIXED CHARGE COVERAGE RATIO SHALL BE GREATER THAN OR EQUAL TO
January 31, 2013	1.00 to 1.00
April 30, 2013	1.10 to 1.00

(c)Intentionally Deleted.

(d)     Minimum EBITDA.  The Borrower shall not, as of the last day of each fiscal month of the Borrower ending on or about the dates specified below, permit the EBITDA for the period beginning on or about October 1, 2012, and ending on the month then ended to be less than:

FISCAL MONTH ENDING ON OR ABOUT:	EBITDA FOR THE PERIOD BEGINNING ON OR ABOUT OCTOBER 1, 2012 AND ENDING ON THE MONTH THEN ENDED SHALL NOT BE LESS THAN:
October 31, 2012	$ 600,000
November 30, 2012	$1,100,000
December 31, 2012	$1,600,000
January 31, 2013	$2,600,000
February 28, 2013	$3,350,000
March 31, 2013	$4,100,000
April 30, 2013	$5,200,000
May 31, 2013	$5,550,000
June 30, 2013	$5,900,000

(e)     Maximum  Capital  Expenditures.     During  any  fiscal  year  of  the  Borrower commencing after October 31, 2012, the Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount in excess of $1,000,000.

Section 6.21.                       Intentionally omitted.

Section 6.22.     Integrated   Cash   Management   System   and   Deposit   Accounts..      The Borrower shall maintain an integrated cash management system with the Administrative Agent, including a concentration account maintained with the Administrative Agent with a balance of at least $750,000 at all times; provided that, if the cash balance in the concentration account is at any time less than $750,000, the Borrower shall cause such balance to be in compliance with this Section 6.22 within five (5) Business Days of the Administrative Agent sending notice to the Borrower regarding such deficiency.   The Borrower will also, and will cause each of its Subsidiaries to, maintain all its deposit and operating accounts with the Administrative Agent; provided that, notwithstanding the foregoing, the Borrower may maintain those deposit accounts with United Bank, Regions Bank and First Tennessee Bank expressly listed on Schedule E to the Security Agreement, as delivered pursuant to Section 3.8 hereof and such other deposit accounts consented to in writing by the Administrative Agent.

Section 6.23.                       U.S. Tag & Ticket Company, Inc..  The Borrower shall not permit U.S. Tag & Ticket Company, Inc. to own, at any time, assets with an aggregate fair market value in excess of $5,000.

Section 6.24.     Lead  Management  Program.     The  Borrower  shall,  and  shall  cause Champion Publishing, Inc. to, comply with, and perform all actions required by, the Lead Management Plan dated February 2007 for The Herald-Dispatch, 946 Fifth Avenue, Huntington, West Virginia  25701.

Section 6.25.     Strategic Discussions and Reporting.  The Borrower shall at all times use its best efforts to engage in strategic discussions with third parties to mitigate risk to the Lenders.

Section 6.26.     Tax Returns.   Prior to or simultaneously with submission thereof to any federal or state tax authority, the Borrower shall deliver to the Administrative Agent copies of the Borrower’s federal and state income tax returns.

Section 6.27.     Subordinated  Indebtedness.     Except  to  the  extent  permitted  by  the Subordinated Note, the Contribution Agreement and the Subordination Agreement, the Borrower shall  not  (a) amend  or  modify  any  of  the  terms  or  conditions  relating  to  Subordinated Indebtedness, (b) make any voluntary prepayment of Subordinated Indebtedness or effect any voluntary redemption thereof, or (c) make any other payment or redemption on account of Subordinated Indebtedness that is prohibited under the terms the Subordinated Note, the Subordination Agreement or of any other instrument or agreement subordinating the same to the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability. Notwithstanding  the  foregoing,  the  Borrower  may  agree  to  a  decrease  in  the  interest  rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Indebtedness beyond the current due dates therefor.

Section 6.28.       CRA Engagement Letter.  The Borrower shall not terminate or otherwise modify the terms of the engagement letter dated December 23, 2011, between the Borrower and RAS Management Advisors, LLC (“RAS”) providing for the retention of such Person to serve in the capacity as a chief restructuring advisor (“CRA”) to the Borrower (the “CRA Engagement Letter”) without the prior written consent of the Administrative Agent.  The Borrower shall, and shall  cause  its  officers,  directors,  employees  and  advisors  to  (i) cooperate  with  the  CRA throughout the development and delivery of the Restructuring Plan and any subsequent revisions thereto,  and  (ii) direct  the  CRA  to  answer  reasonable  inquiries  of,  and  meet  with,  the Administrative Agent or Lenders, or their representatives, advisors or Consultants (as defined below), regarding the Restructuring Plan at such times as may be reasonably requested.  The parties hereto agree that (x) neither the Administrative Agent nor any Lender (A) influenced or will influence the Borrower in its selection of the CRA or the development and delivery of the Restructuring Plan or any subsequent revision thereto, nor (B) shall be in any way responsible for any advice that is given or that fails to be given by the CRA to the Borrower and (y) the CRA’s duty of loyalty shall at all times be to the Borrower and neither the Administrative Agent nor any Lender, or any Consultant, shall be deemed to control the CRA by virtue of their communications with the CRA or otherwise.  For avoidance of doubt, nothing herein shall preclude or limit the rights of the Administrative Agent and Lenders to directly retain financial advisors and Consultants in accordance with the terms of the Loan Documents.

Section 6.29.       Information Access; Cooperation with Consultant and Media Transaction Expert.  (i)  Any financial advisor or consultant (“Consultant”) retained by the Administrative Agent or its counsel,   including, without limitation, Conway MacKenzie, Inc., shall have reasonable access to the offices, properties, business records, accounting systems, officers, CRA, and senior management of the Borrower and its Subsidiaries at such reasonable times during normal business hours and as often as may be reasonably requested.  The Borrower agrees to reasonably respond and shall cause its officers, directors, senior management and employees of the Borrower, advisors and the CRA to (A) reasonably cooperate with the Consultant as it undertakes  its  responsibilities  and  respond  to  reasonable  information  requested  by  the Consultant; and (B) meet with the Consultant at such reasonable times during normal business hours and as often as may be reasonably requested.  All fees, expenses and costs related to the Consultant shall be paid by Borrower within five (5) days after being provided with an invoice by the Administrative Agent or its counsel, provided, however, the Borrower shall only be obligated to pay a maximum amount of $35,000 per month, with any unused monthly balance rolling forward on a cumulative basis.

(ii)     The  Administrative  Agent  may  retain  a  media  transaction  expert  (“Media Consultant”) to (A) review the investment banking process utilized by Raymond James with respect to the Borrower’s Herald Dispatch Newspaper and related assets (the “HD Assets”), and (B) conduct an independent valuation of the HD Assets.  The Borrower shall cause Raymond James to provide reasonably necessary access to the Media Consultant, and the Borrower shall otherwise provide the Media Consultant with same access, and shall be obligated in the same manner,  as  provided  for  in  section  6.29(i),  including  clauses  (A)  and  (B)  therein,  with  all references therein to the Consultant being references to the Media Consultant for purposes of this clause (ii).  All fees of the Media Consultant and all related costs and expenses shall be paid by Borrower within five (5) days after being provided with an invoice by the Administrative Agent or its counsel, provided, however, the aggregate fees and related costs and expenses of the Media Consultant payable by the Borrower shall not exceed $15,000 unless otherwise approved by the Borrower.

Section 6.30.     No Modification or Termination of RJ Engagement Letter.  The Borrower shall not terminate or otherwise modify the terms of the RJ Engagement Letter, as amended, dated as of October 21, 2011, without the prior written consent of the Administrative Agent.  The Borrower represents, warrants and agrees that nothing in this Agreement, the Forbearance Agreement, or the transactions contemplated herein shall be deemed or constitute a “Financing Transaction,”  “Restructuring  Transaction,”  or  “Business  Combination  Transaction”  (as  such terms are defined in the RJ Engagement Letter) for which a “Financing Transaction Fee,” “Restructuring Transaction Fee,” or “Business Combination Transaction Fee” (as such terms are defined in the RJ Engagement Letter) is due and owing to Raymond James.

Section 6.31.     Certain Events.  The Borrower shall take each of the following actions by the date specified below for each such action:

(a)       no later than November 1, 2012, the Borrower shall have taken reasonable measures to commence the Designated Transaction;

(b)       no later than January 31, 2013, the Borrower shall have in hand letters of intent for the Designated Transaction;

(c)      no later than February 28, 2013 the Borrower shall have entered into a written asset purchase agreement with respect to the Designated Transaction; and

(d)      no later than March 31, 2013, the Borrower shall complete the Designated Transaction for a net cash consideration not less than the minimum amount agreed to by the Borrower and the Required Lenders.

Section 6.32.     Special Shareholders Meeting; Issuance of Warrants.   (a) The Borrower shall use its reasonable best efforts to hold a special meeting of its shareholders no later than December 15, 2012, for the purpose   of authorizing the Borrower to execute and deliver the Warrants to the Lenders, to authorize the Borrower to issue a series of non-voting shares of its common stock, to issue shares of the Borrower’s common stock to the Lenders pursuant to the Warrants and to enter into the Investors’ Rights Agreement and perform its obligations thereunder.

(b)     Promptly, and in any event no later than five Business Days after the Borrower’s shareholders authorize the Borrower to execute and deliver the Warrants to the Lenders, to issue shares of the Borrower’s common stock to the Lenders pursuant to the Warrants and to enter into the Investors’ Rights Agreement and perform its obligations thereunder, the Borrower shall execute and deliver a Warrant to each Lender and execute and deliver the Investors’ Rights Agreement to the Lenders.

Section 6.33.                       Date Down Endorsements.  No later than November 19, 2012, the Borrower shall deliver to the Administrative Agent each of the executed Date Down Endorsements.

SECTION 7.                         EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1.                      Events of Default.   Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)      default in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of or interest on any Loan or any other Obligation payable hereunder or under any other Loan Document;

(b)          default in the observance or performance of any covenant set forth in Sections 6.1, 6.4, 6.11, 6.12, 6.13, 6.14, 6.15, 6.20, 6.21, 6.22, 6.23, 6.25, 6.31(d), 6.32 or 6.33 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

(c)      default in the observance or performance of any other provision hereof (other than Sections 6.31(a), (b) and (c)) or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such default shall first become known to any officer of the Borrower or (ii) written notice of such default is given to the Borrower by the Administrative Agent;

(d)      any  representation  or  warranty  made  herein  or  in  any  other  Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e)    any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f)          default shall occur under any (i) Indebtedness of the Borrower or any of its Subsidiaries aggregating in excess of $500,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after giving effect to applicable grace or cure periods, if any, or (ii) any Hedge Agreement of the Borrower or any of its Subsidiaries with any Lender or any Affiliate of a Lender;

(g)      any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any of its Subsidiaries, or against any of its Property, in an aggregate amount in  excess  of  $500,000  (except  to  the  extent  fully  and  unconditionally  covered  by insurance pursuant to which the insurer has accepted liability therefor in writing and except to the extent fully and unconditionally covered by an appeal bond, for which the Borrower or such Subsidiary has established in accordance with GAAP a cash or Cash Equivalent reserve in the amount of such judgment, writ or warrant), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

(h)          the Borrower or any of its Subsidiaries, or any member of its Controlled Group,  shall  fail  to  pay  when  due  an  amount  or  amounts  aggregating  in  excess  of

$500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any of its Subsidiaries, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries,  or  any  member  of  its  Controlled  Group,  to  enforce  Section 515  or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)         any Change of Control shall occur;

(j)      the Borrower or any of its Subsidiaries shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.1(k) hereof;

(k)      a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries, or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;

(l)         any default or event of default shall occur and be continuing under the Contribution Agreement or the Subordination Agreement; or

(m)      the Borrower’s shareholders shall fail to authorize the Borrower to execute and deliver the Warrants to the Lenders, to issue shares of the Borrower’s common stock to the Lenders pursuant to the Warrants and to enter into the Investors’ Rights Agreement and perform its obligations thereunder at the shareholders meeting described in Section 6.32 hereof, or Mr. Marshall T. Reynolds shall fail to vote any of his shares of common stock of the Borrower in favor of authorizing the Borrower to execute and deliver the Warrants to the Lenders, to issue shares of the Borrower’s common stock to the Lenders pursuant to the Warrants and to enter into the Investor Rights Agreement and perform its obligations thereunder, or the Borrower shall for any reason fail to execute and deliver a Warrant to each Lender or execute and deliver the Investors’ Rights Agreement by December 31, 2012.

Section 7.2.     Non-Bankruptcy Defaults.   When any Event of Default other than those described in subsection (j) or (k) of Section 7.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower:  (a) if so directed by the Required Lenders,  terminate  the  remaining  Commitments  and  all  other  obligations  of  the  Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.  The Administrative Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3.     Bankruptcy   Defaults.      When   any   Event   of   Default   described   in subsections (j) or (k) of Section 7.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the Commitments and any and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders,  and  the  Administrative  Agent  on  their  behalf,  shall  have  the  right  to  require  the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 7.4.     Collateral for Undrawn Letters of Credit.   (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.8(b) or under Section 7.2 or 7.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)     All  amounts  prepaid  pursuant  to  subsection (a)  above  shall  be  held  by  the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of any other Obligations.  The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer.   If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating  to  the  receipt  of  such  payments  have  passed,  and  (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

Section 7.5.     Notice  of  Default.    The  Administrative  Agent  shall  give  notice  to  the Borrower under Section 7.1(c) hereof promptly upon being requested to do so by any Lender and shall at such time also notify all the Lenders thereof.

Section 7.6.     Expenses.   The Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any of its Subsidiaries as a debtor thereunder).

SECTION 8.          CHANGE IN CIRCUMSTANCES AND CONTINGENCIES.

Section 8.1.     Funding Indemnity.   If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or by reason of breakage of interest rate swap agreements or the liquidation of other hedging contracts or agreements) as a result of:

(a)      any payment, prepayment or conversion of a Swing Loan on a date other than the last day of its Interest Period,

(b)      any failure (because of a failure to meet the conditions of Section 3 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan or Swing Loan, or to convert a Base Rate Loan into a Swing Loan, on the date specified in a notice given pursuant to Section 2.5(a) hereof,

(c)          any failure by the Borrower to make any payment of principal on any Swing Loan when due (whether by acceleration or otherwise), or

(d)      any  acceleration  of  the  maturity  of  a  Swing  Loan  as  a  result  of  the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense.  If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 8.2.   Intentionally Omitted.

Section 8.3.   Intentionally Omitted.

Section 8.4.     Yield Protection.   (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration  thereof  by  any  Governmental  Authority  charged  with  the  interpretation  or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

(i)      shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its  Lending  Office)  of  the  principal  of  or  interest  on  its  Letter(s)  of  Credit,  or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender’s principal executive office or Lending Office is located); or

(ii)     shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation  to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)     If,  after  the  date  hereof,  any  Lender  or  the  Administrative  Agent  shall  have determined  that  the  adoption  of  any  applicable  law,  rule  or  regulation  regarding  capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has had the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)     A certificate of a Lender claiming compensation under this Section 8.4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 8.5.     Substitution of Lenders.   Upon the receipt by the Borrower of (a) a claim from any Lender for compensation under Section 8.4 or 10.1 hereof, (b) notice by any Lender to the Borrower of any illegality pursuant to Section 8.2 hereof or (c) in the event any Lender is in default in any material respect with respect to its obligations under the Loan Documents (any such  Lender  referred  to  in  clause (a),  (b)  or  (c)  above  being  hereinafter  referred  to  as  an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any Governmental Authority, (ii) if the assignment to a Person other than a Lender, the Borrower shall have received the written consent  of  the  Administrative  Agent  and  the  L/C Issuer,  which  consents  shall  not  be unreasonably withheld, to such assignment, (iii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 8.1 hereof as if the Loans owing to it were prepaid rather than assigned) other than principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 10.10 hereof.

Section 8.6.     Lending Offices.  Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.

Section 8.7.     Discretion of Lender as to Manner of Funding.  Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

SECTION 9.  THE ADMINISTRATIVE AGENT.

Section 9.1.     Appointment  and  Authorization  of  Administrative  Agent.    Each  Lender hereby appoints Fifth Third Bank, an Ohio banking corporation, as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  Notwithstanding the use of the word “Administrative Agent” as a defined term, the Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of any Lender in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

Section 9.2.     Administrative Agent and its Affiliates.   The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents.  The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender.  References in Section 2 hereof to the Administrative Agent’s Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

Section 9.3.     Action by Administrative Agent.  If the Administrative Agent receives from the  Borrower  a  written  notice  of  an  Event  of  Default  pursuant  to  Section 6.1  hereof,  the Administrative Agent shall promptly give each of the Lenders written notice thereof.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided  in  the  Loan  Documents.     Upon  the  occurrence  of  an  Event  of  Default,  the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders.  Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders.  In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower.  In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder.  Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 9.4.     Consultation with Experts.   The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.5.  Liabilityof  AdministrativeAgent; CreditDecision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents:  (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own bad faith, gross negligence or willful misconduct.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify:  (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 3 hereof, except receipt  of  items  required  to  be  delivered  to  the  Administrative  Agent;  or  (iv) the  validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.   The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower,  or  any  other  Person  for  the  default  or  misconduct  of  any  such  agents  or attorneys-in-fact selected with reasonable care.  The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents.  The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents.  It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

Section 9.6.     Indemnity.  The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the bad faith, gross negligence or willful misconduct of the party seeking to be indemnified.  The obligations of the Lenders under this Section shall survive termination of this Agreement.  The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 9.7.     Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and  the  Borrower.    Upon  any  such  resignation  of  the  Administrative  Agent,  the  Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof  and  having  a  combined  capital  and  surplus  of  at  least  $200,000,000.    Upon  the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder.   After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor.

Section 9.8.     L/C Issuer.  The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith.   The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 9, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

Section 9.9.     Hedging  Liability  and  Funds  Transfer  and  Deposit  Account  Liability Arrangements.  By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds  Transfer  and  Deposit  Account  Liability  shall  be  deemed  a  Lender  party  hereto  for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan  Documents  consist  exclusively  of  such  Affiliate’s  right  to  share  in  payments  and collections out of the Collateral and the Guaranties as more fully set forth in Section 2.9 and Section 4 hereof.   In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

Section 9.10.     Designation  of  Additional  Administrative  Agents. The  Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 9.11.     Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders.   Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

Section 9.12.     Authorization to Release Liens and Limit Amount of Certain Claims.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or its Subsidiaries that is the subject of a disposition that  is  permitted  by  this  Agreement  or  that  has  been  consented  to  in  accordance  with Section 10.11 or that is subject to a Targeted Transaction or Designated Transaction.

SECTION 10.        MISCELLANEOUS.

Section 10.1.     Withholding  Taxes.     (a) Payments  Free  of  Withholding.     Except  as otherwise required by law and subject to Section 10.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding or deduction for or on account of any present or future taxes (other than overall net income taxes on the recipient imposed by the jurisdiction in which its principal executive office or Lending Office is located) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower or any other Person on behalf of the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein.  If any such withholding is so required, the Borrower shall make the withholding or deduction, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that

Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made.  If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made.  If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

(b)     U.S. Withholding Tax Exemptions.  Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each such Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States  taxing  authorities)  and  such  other  certificates  as  may  be  (i) requested  by  the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding  taxes  on  payments  in  respect  of  all  amounts  to  be  received  by  such  Lender, including fees, pursuant to the Loan Documents or the Obligations.  Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is  defined  in  Section 7701(a)(30)  of  the  Code)  shall  submit  to  the  Borrower  and  the Administrative Agent a certificate to the effect that it is such a United States person.

(c)     Inability of Lender to Submit Forms.  If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 10.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

Section 10.2.     No Waiver, Cumulative Remedies.   No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 10.3.     Non-Business Days.   If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable.  In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.4.     Documentary  Taxes.     The  Borrower  agrees  to  pay  on  demand  any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 10.5.     Survival  of  Representations.    All  representations  and  warranties  made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Lender or the L/C Issuer has any Commitment hereunder or any Obligations remain unpaid hereunder.

Section 10.6.     Survival of Indemnities.   All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 8.1, 8.4, 10.4 and 10.13 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 10.7.     Sharing of Set-Off.   Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.  For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 10.8.     Notices.   Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loans Documents to the Borrower or the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth below:

to the Borrower:	to the Administrative Agent:

Champion Industries, Inc.	Fifth Third Bank
2450 First Avenue	38 Fountain Square Plaza
Huntington, West Virginia 25728	Cincinnati, Ohio 45263
Attention: Chief Financial Officer/Todd Fry	Attention: Don Mitchell
Telephone: (304) 528-5492	Telephone: (513) 534-8590
Telecopy: (304) 528-6765	Telecopy: (513) 534-0875

With a copy of any notice of any Default or Event of Default (which shall not constitute notice to the Borrower) to:

Huddleston Bolen LLP
611 Third Avenue
P.O. Box 2185
Huntington, West Virginia 25722-2185
Attention: Tom Murray
Telephone: (304) 691-8398
Telecopy: (304) 522-4312

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

(b)    Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

Section 10.9.     Counterparts.     This  Agreement  may  be  executed  in  any  number  of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10.     Successors and Assigns; Assignments and Participations.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by  way  of  pledge  or  assignment  of  a  security  interest  subject  to  the  restrictions  of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders.   Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that

(i)      except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in  the  Assignment  and  Assumption,  as  of  the  Trade  Date)  shall  not  be  less  than $1,000,000,  in  the  case  of  any  assignment  in  respect  of  the  Revolving  Credit,  or $1,000,000, in the case of any assignment in respect of the Term Credit, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii)      each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to each Credit and its Commitments hereunder;

(iii)      any assignment of a Revolving Credit Commitment must be approved by the  Administrative  Agent,  the  L/C Issuer  and  (so  long  as  no  Event  of  Default  has occurred and is continuing), the Borrower (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)      the   parties   to   each   assignment   shall   execute   and   deliver   to   the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject  to  acceptance  and  recording  thereof  by  the  Administrative  Agent  pursuant  to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4 and 10.11 with respect to facts and circumstances occurring prior to the effective date of such assignment.    Any  assignment  or  transfer  by  a  Lender  of  rights  or  obligations  under  this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement  as  a  sale  by  such  Lender  of  a  participation  in  such  rights  and  obligations  in accordance with paragraph (d) of this Section.

(c)     Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment(s) of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)     Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”)  in  all  or  a  portion  of  such  Lender’s  rights  and/or  obligations  under  this

Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided  that  (i) such  Lender’s  obligations  under  this  Agreement  shall  remain  unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders and L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in Section 10.11(i) and (ii) that affects such  Participant.    Subject  to  paragraph (e)  of  this  Section,  the  Borrower  agrees  that  each Participant shall be entitled to the benefits of Sections 8.1 and 8.4(b) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 as though it were a Lender, provided such Participant agrees to be subject to Section 10.7 as though it were a Lender.

(e)     Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 8.4(a) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation  to  such  Participant  is  made  with  the  Borrower’s  prior  written  consent.    A Participant that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) if it were a Lender shall not be entitled to the benefits of Section 10.1(a) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.1(b) as though it were a Lender.

(f)     Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that  no  such  pledge  or  assignment  shall  release  such  Lender  from  any  of  its  obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)     Electronic   Execution   of   Assignments.      The   words   “execution,”   “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.11.     Amendments.     Any  provision  of  this  Agreement  or  the  other  Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent, and (d) if the rights or duties of the L/C Issuer are affected thereby, the L/C Issuer; provided that:

(i)      no amendment or waiver pursuant to this Section 10.11 shall (A) increase any Commitment of any Lender without the consent of such Lender, (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder or (C) change the application of payments set forth in Section 2.9 hereof without the consent of any Lender adversely affected thereby; and

(ii)      no  amendment  or  waiver  pursuant  to  this  Section 10.11  shall,  unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 10.11, release any material guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders.

Section 10.12.     Heading.  Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.13.     Costs and Expenses; Indemnification.  (a) The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation,  syndication,  and  administration  of  the  Loan  Documents,  including,  without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the Administrative Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches.  The Borrower further agrees to indemnify the Administrative Agent, each Lender, and their respective directors, officers, employees, agents, financial advisors, and consultants against all Damages (including, without limitation, all reasonable attorney’s fees and other expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence, willful misconduct or bad faith of the party claiming indemnification.  The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) or in connection with any work-out, restructuring, or negotiation relating to the Loans, Letters of Credit or this Agreement, except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

(b)     The  Borrower  unconditionally  agrees  to  forever  indemnify,  defend  and  hold harmless, and covenants not to sue for any claim for contribution against, the Administrative Agent and the Lenders for any Damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following:   (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except  for  Damages  arising  from  the  willful  misconduct  or  gross  negligence  of  the  party claiming indemnification.  This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification.   This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Administrative Agent and  the  Lenders  directors,  officers,  employees,  agents,  and  collateral  trustees,  and  their successors and assigns.

Section 10.14.     Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the Obligations of the Borrower to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

Section 10.15.     Entire Agreement.  The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 10.16.     Governing Law.  This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Ohio.

Section 10.17.     Severability of Provisions  Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.18.     Excess Interest.   Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”).  If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder  and  accrued  and  unpaid  interest  thereon  (not  to  exceed  the  maximum  amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such

Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 10.19.     Construction.  The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.  The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.  Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

Section 10.20.     Lender’s Obligations Several.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 10.21.     USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 10.22.     Submission to Jurisdiction; Waiver of Jury Trial.   The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio State court sitting in the City of Cincinnati for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.   THE  BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.23.     Treatment   of   Certain   Information;   Confidentiality.       Each   of   the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have  jurisdiction  over  it  (including  any  self-regulatory  authority,  such  as  the  National Association  of  Insurance  Commissioners),  (c) to  the  extent  required  by  applicable  laws  or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any  of  its  Subsidiaries  relating  to  the  Borrower  or  any  of  its  Subsidiaries  or  any  of  their respective businesses, other than any such information that is available to the Administrative Agent,  any  Lender  or  the  L/C Issuer  on  a  nonconfidential  basis  prior  to  disclosure  by  the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.24.     Amendment and Restatement.   This Agreement amends and restates the Original Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Original Credit Agreement or the Obligations evidenced or provided for thereunder.   Without limiting the generality of the foregoing, the Borrower agrees that notwithstanding the execution and delivery of this Agreement and the Security Agreement, the Liens previously granted to the Administrative Agent pursuant to the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Administrative Agent thereunder and obligations of the Borrower thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of the Borrower’s indebtedness, obligations and liabilities to the Administrative Agent and the Lenders under the Original Credit Agreement as amended and restated hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect hereto.

[SIGNATURE PAGES TO FOLLOW]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

"Borrower"

CHAMPION INDUSTRIES, INC.

By /s/	Todd R. Fry
Name	Todd R. Fry
Title	Senior Vice President and Chief Financial Officer

S-1

"LENDERS"

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent
by /s/ Donald K. Mitchell
Name: Donald K. Mitchell
Title: Vice President

THE HUNTINGTON NATIONAL BANK
By /s/ Bruce G. Shearer
Bruce G. Shearer
Senior Vice President

SUNTRUST BANK
By /s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

OLD NATIONAL BANK N.A
By /s/ Jason L. Dunn
Name: Jason L. Dunn
Tilte: Officer

UNITED BANK, INC.
By /s/ Linda J. Pleasants
Name: Linda J. Pleasants
Title: Vice President

SUMMIT COMMUNITY BANK
By /s/ Brad Ritchie
Name: Brad Ritchie
Title: President

S-2

                                                                                                  EXHIBIT A

                                                                              NOTICE OF PAYMENT REQUEST

                                                                                                    [Date]

[Name of Lender] [Address]

Attention:

Reference is made to the First Amended and Restated Credit Agreement, dated as of October 19, 2012, among Champion Industries, Inc., the Lenders party thereto, and Fifth Third Bank, an Ohio Banking corporation, as Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.  [The Borrower has failed to pay its Reimbursement Obligation in the amount of  $_  .    Your  Revolver  Percentage  of  the  unpaid  Reimbursement  Obligation  is $_ ] or [_ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_. Your Revolver Percentage of the returned Reimbursement Obligation is $_.]

Very truly yours,

FIFTH THIRD BANK, as L/C Issuer
By
Name:
Title:

EXHIBIT B
NOTICE OF BORROWING
Date:______,___

To: Fifth Third Bank, an Ohio banking corporation, as Administrative Agent for the Lenders parties to the First Amended and Restated Credit Agreement, dated as of October 19, 2012, (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Champion Industries, Inc., certain Lenders which are signatories thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent

Ladies and Gentlemen:

The  undersigned,  Champion  Industries, Inc.  (the  “Borrower”),  refers  to  the  Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the Borrowing specified below:

1.         The Business Day of the proposed Borrowing is _______,_______.                                                                                          ,           .
2.      The aggregate amount of the proposed Borrowing is $_________ . The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)      the representations and warranties of the Borrower contained in Section 5 of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

        (b)          no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

CHAMPION INDUSTRIES, INC.

By
Name:
Title:

                                                                                             EXHIBIT C

                                                                          INTENTIONALLY OMITTED

Date:                                 ,

                                                                                      EXHIBIT D-1

                                                                       REPLACEMENT TERM NOTE A

$____________	_____,_______

FOR  VALUE  RECEIVED, the undersigned, Champion Industries, Inc., a West Virginia corporation  (the  “Borrower”),  hereby  promises  to  pay  to __ (the “Lender”)  at  the  principal  office  of  Fifth  Third  Bank,  an  Ohio  banking  corporation,  as Administrative Agent, in Cincinnati, Ohio, in immediately available funds, the principal sum of
                        Dollars  ($____ )  or,  if  less,  the  aggregate  unpaid  principal amount of the Term Loan A made or maintained by the Lender to the Borrower pursuant to the Credit  Agreement,  in  installments  in  the  amounts  called  for  by  Section 2.7  of  the  Credit Agreement, commencing on October 31, 2012, together with interest on the principal amount of such Term Loan A from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is issued in partial substitution and replacement for any Original Term Note of the Borrower heretofore issued in favor of the Lender (and shall not constitute a novation or accord and satisfaction of any indebtedness of the Borrower to the Lender under the Original Credit Agreement but rather a continuation thereof) and is one of the Term Notes A referred to in the First Amended and Restated Credit Agreement, dated as of October 19, 2012, among the Borrower, Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                                                                                                                                                                                                                                                                                      CHAMPION INDUSTRIES, INC.

By
Name:
Title:

                                                                                        EXHIBIT D-2

                                                                           REPLACEMENT TERM NOTE B

$_____________	________,_______

FOR  VALUE  RECEIVED, the undersigned, Champion Industries, Inc., a West Virginia corporation  (the  “Borrower”),  hereby  promises  to  pay  to (the “Lender”)  at  the  principal  office  of  Fifth  Third  Bank,  an  Ohio  banking  corporation,  as Administrative Agent, in Cincinnati, Ohio, in immediately available funds, the principal sum of
                                        Dollars  ($_  )  or,  if  less,  the  aggregate  unpaid  principal amount of the Term Loan B made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, on June 30, 2013, together with interest on the principal amount of such Term Loan B from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is issued in partial substitution and replacement for any Original Term Note of the Borrower heretofore issued in favor of the Lender (and shall not constitute a novation or accord and satisfaction of any indebtedness of the Borrower to the Lender under the Original Credit Agreement but rather a continuation thereof) and is one of the Term Notes B referred to in the First Amended and Restated Credit Agreement, dated as of October 19, 2012, among the Borrower, Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                                                                                                                                                                                                                                                                                                                                                                                        CHAMPION INDUSTRIES, INC.

By
Name
Title

EXHIBIT D-3
REPLACEMENT BULLET NOTE A

$______________	__________,___________

FOR  VALUE  RECEIVED, the undersigned, Champion Industries, Inc., a West Virginia corporation  (the  “Borrower”),  hereby  promises  to  pay  to (the“Lender”)  at  the  principal  office  of  Fifth  Third  Bank,  an  Ohio  banking  corporation,  as Administrative Agent, in Cincinnati, Ohio, in immediately available funds, the principal sum of
                                        Dollars  ($_  )  or,  if  less,  the  aggregate  unpaid  principal amount of the Bullet Loan A made or maintained by the Lender to the Borrower pursuant to the Credit  Agreement,  in  installments  in  the  amounts  called  for  by  Section 2.7  of  the  Credit Agreement, commencing on December 31, 2012, together with interest on the principal amount of such Bullet Loan A from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is issued in partial substitution and replacement for any Original Term Note of the Borrower heretofore issued in favor of the Lender (and shall not constitute a novation or accord and satisfaction of any indebtedness of the Borrower to the Lender under the Original Credit Agreement but rather a continuation thereof) and is one of the Bullet Notes A referred to in the First Amended and Restated Credit Agreement, dated as of October 19, 2012, among the Borrower, Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

CHAMPION INDUSTRIES, INC

By
Name:
Title:

EXHIBIT D-4
AMENDED AND RESTATED REVOLVING NOTE

$______________	______,______

FOR  VALUE  RECEIVED, the undersigned, Champion Industries, Inc., a West Virginia corporation   (the   “Borrower”),   hereby   promises   to   pay (the “Lender”) on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Fifth Third Bank, an Ohio banking corporation, as Administrative Agent, in Cincinnati, Ohio, in immediately available funds, the principal sum of                                         Dollars  ($_  )  or,  if  less,  the  aggregate  unpaid  principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note amends and restates in its entirety the Revolving Note of the Borrower heretofore issued in favor of the Lender pursuant to the Original Credit Agreement (and shall not constitute a novation or accord and satisfaction of any indebtedness of the Borrower to the Lender under the Original Credit Agreement but rather a continuation thereof) and is one of the Revolving Notes referred to in the First Amended and Restated Credit Agreement, dated as of October 19, 2012, among the Borrower, Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

CHAMPION INDUSTRIES, INC.

By
Name:
Title:

EXHIBIT D-5
AMENDED AND RESTATED SWING NOTE

$5,000,000	Date

FOR  VALUE  RECEIVED, the  undersigned,  Champion  Industries, Inc.,  a  West  Virginia corporation (the “Borrower”), hereby promises to pay to FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”) on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Fifth Third Bank, an Ohio banking corporation, as Administrative Agent, in Cincinnati, Ohio, in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note amends and restates in its entirety the Swing Note of the Borrower heretofore issued in favor of the Lender pursuant to the Original Credit Agreement (and shall not constitute a novation or accord and satisfaction of any indebtedness of the Borrower to the Lender under the Original Credit Agreement but rather a continuation thereof) and is the Swing Note referred to in the First Amended and Restated Credit Agreement, dated as of October 19, 2012, among the Borrower, the Lenders party thereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (as amended, modified, restated or supplemented from time to time the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Ohio.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

CHAMPION INDUSTRIES, INC.
By
Name:
Title:

EXHIBIT E
COMPLIANCE CERTIFICATE

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

This Compliance Certificate is furnished to the ADMINISTRATIVE AGENT and the Lenders pursuant to that certain First Amended and Restated Credit Agreement, dated as of October 19, 2012, among us (the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.        I am the duly appointed                                                           of Champion Industries, Inc.;

2.     I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.     The  examinations  described  in  paragraph 2  did  not  disclose,  and  I  have  no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.     The financial statements required by Section 6.1 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.     The representations and warranties of the Borrower contained in Section 5 of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

6.     The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

7.     The Schedule II hereto sets forth a comparison of current financials against the budget for such period as required by Section 6.1(d) of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this   day of   20_  .

CHAMPION INDUSTRIES, INC.

By
Name:
Title:

Schedule I
to Compliance Certificate

Champion Industries, Inc.

Compliance Calculations
for first amended and restated credit agreement dated as of October 19, 2012

(SECTION D BELOW TO BE COMPLETED MONTHLY AND PROVIDED TO ADMINISTRATIVE AGENT ON OR BEFORE THE 20TH DAY FOLLOWING THE FISCAL MONTH THEN ENDED)

Calculations as of _____________, _______

The following sections set forth the financial covenants established in Section 6.20 of the Credit Agreement along with the primary definitions from Section 1.1 of the Credit Agreement used in such covenants.

A worksheet for calculating covenant compliance is set forth at the end of each respective section.

A.Leverage Ratio (Section 6.20(a))
The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending on or about the dates specified below, permit the Leverage Ratio on such date to be greater than:
Fiscal quarter ending on or about:	The Leverage Ratio shall not be greater than:
January 31, 2013	3.30: 1.00
April 30, 2013	3.10: 1.00

1

“Leverage Ratio” means, as of the date of determination thereof, the ratio of (a) the sum of the aggregate  principal amount of all Revolving Loans, Term Loans A and Reimbursement Obligations and the maximum amount available to be drawn under all Letters of Credit outstanding as of such date to (b) EBITDA for the period of four fiscal quarters then ended; provided that for purposes of this definition EBITDA for the month of October, 2012, will be increased by $500,000.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, (h) all obligations under any so-called “synthetic lease” transaction entered into by such Person, (i) all obligations under any so-called “asset securitization” transaction entered into by such Person, and (j) all Contingent Obligations, it being understood that the term “Indebtedness” shall not include trade payables, accrued payroll and commissions, taxes, negative book cash balances and deferred revenue and other accrued expenses arising in the ordinary course of business.

“EBITDA” means with reference to any period, Net Income for such period minus (a) non-cash ordinary and extraordinary gains for such period, plus (b) the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, including, but not limited to, cash interest, deferred interest, the Deferred Fee and any and all deferred and other fees related to this Agreement expensed for such period), (ii) federal, state, and local income taxes for such period and any associated valuation allowance charges or expenses, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-cash, non-recurring extraordinary charges for such period to the extent approved in writing by the Administrative Agent in its sole discretion, (v) Restructuring Costs incurred during such period plus restructuring expenses incurred related to the Restructuring Plan which are separate and distinct from the Restructuring Costs defined herein, (vi) reductions to goodwill and other non-cash impairments associated with intangible assets and property, plant and equipment during such period and any loss or expense associated with any sale of any asset or group of assets, including without limitation any assets subject to any of the Targeted Transactions; (vii) any expenses under GAAP associated with any asset, segment, division or other sales or initiatives pursuant to the transactions contemplated within the Restructuring Plan or with a continuation of any actions regarding previous initiatives within the Restructuring Plan or from previous actions from previous restructuring initiatives implemented by the Borrower, and (viii) any amounts paid during such period in respect of settlement of any lawsuits or any legal or any other expenses incurred to defend such lawsuits or any accruals required to be recorded in accordance with GAAP; (ix) any fees or expenses of professional, advisory, investment banking or otherwise incurred as a result of any sale transaction pursuant to the Restructuring Plan, and (x) any costs or expenses which may be incurred or expensed associated with the Warrants.

2

“Net Income” means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Borrower or another Subsidiary, except to the extent that the Borrower has delivered the financial statements of the Acquired Business for such period, which financial statements shall have been audited by an independent accounting firm reasonably satisfactory to the Administrative Agent, and the Administrative Agent agrees to the inclusion of such net income (or net loss) of such Person and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period.

“Restructuring Costs” means those cash payments made by the Borrower and its Subsidiaries for non-recurring costs and expenses arising from contracts and other commitments that the Borrower and its Subsidiaries have incurred pursuant to the Forbearance Agreement, including, without limitation, (i) all forbearance and extension fees provided for in Section 9(d) of the Forbearance Agreement, (ii) investment banking advisory fees payable to Raymond James and Associates, Inc. (“Raymond James”) pursuant to the engagement letter dated October 21, 2011 between the Borrower and Raymond James (the “RJ Engagement Letter”), (iii) the reasonable fees and expenses of RAS incurred pursuant to the CRA Engagement Letter (as defined below), (iv) the reasonable fees and expenses of any consultant or advisor retained to conduct a valuation of the Borrower’s business, for GAAP reporting or otherwise, (v) the Borrower’s, Lender’s and Administrative Agent’s reasonable legal fees and expenses incurred in connection with the transactions contemplated by this Agreement and (vi) the reasonable fees and expenses of the Consultant (as defined below) retained by the Administrative Agent, provided, however, that the amounts calculated pursuant to clauses (ii), (iii), (iv), (v) and (vi) above shall, for the purposes of calculating Restructuring Costs and EBITDA, be capped at (a) $75,000 for the fiscal month ending on or about November 30, 2011; (b) $150,000 for the fiscal month ending on or about December 31, 2011; (c)$200,000 for the fiscal month ending on or about January 31, 2012; (d) $200,000 for the fiscal month ending on or about February 29, 2012; (e) $275,000 for the fiscal month ending on or about March 31, 2012; (f) $275,000 for the fiscal month ending on or about April 30, 2012; (g) $225,000 for the fiscal month ending on or about May 31, 2012; (h) $225,000 for the fiscal month ending on or about June 30, 2012; (i) $225,000 for the fiscal month ending on or about July 31, 2012, (j) $225,000 for the fiscal month ending on or about August 31, 2012, (k) $250,000 for the fiscal month ending on or about September 30, 2012, (l) $250,000 for the fiscal month ending on or about October 31, 2012; (m) $100,000 for the fiscal month ending on or about November 31, 2012; (n) $100,000 for the fiscal month ending on or about December 31, 2012; (o) $100,000 for the fiscal month ending on or about January 31, 2013; (p)$100,000 for the fiscal month ending on or about February 28, 2013; (q) $100,000 for the fiscal month ending on or about March 31, 2013; (r) $100,000 for the fiscal month ending on or about April 30, 2013; (s) $100,000 for the fiscal month ending on or about May 31, 2013; and (t) $100,000 for the fiscal month ending on or about June 30, 2013; provided, further, that, with respect to any month, any unused cap, as provided for in clauses (a) through (t) above, for that month will carry over and be added to the following month’s cap and the resulting revised monthly cap (after taking into account any such increase caused by the carry over of a prior month’s unused cap) will be the new monthly cap for the purposes of this provision.  The Borrower shall, not later than twenty (20) days after the end of each calendar month, provide the Administrative Agent with a report showing the amount of (x) the cap used for such month, (y) any unused cap that is carried over to the following month, and (z) the revised monthly cap for the following month.  For avoidance of doubt and notwithstanding the terms of the Contribution Agreement, each of the parties hereto agrees that the $2.5 million prepayment of the Original Term Loans required by Section 9(e)(i) and (ii) of the Forbearance Agreement shall not be deemed or considered a Restructuring Cost and such payment shall not result in any increase in EBITDA.

3

A. Leverage Ratio Covenant Compliance Calculation:

	[____________, 20___]				[____________, 20___]
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Aggregate for past 4 quarters	Current
1. Revolving Loans										$__________
2. Term Loans A										$__________
3. Reimbursement Obiligations										$__________
4. Letters of Credits										$__________
5. Sum of Line A 1 through A4										$__________
6. Net Income for past 4 Quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
7. Non-cash ordinary and extraordinary gains for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
8. Line A6 minus Line A7	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
9. Interest Expense for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
10. Income taxes for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________

4

11. Depreciation and amortization expense for past 4 quarters	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
12. Extraordinary charges for past 4 quarters to extent approved by Administrative Agent	$________	$________	$________	$________	$________	$________	$________	$________	$_________
13. Restructuring Costs for past 4 quarters	$________	$________	$________	$________	$________	$________	$________	$________	$________
14. Reductions to goodwill and other non-cash impairments associated with intangible assets and property, plant and equipment during such period and any loss or expense associated with any asset disposition	$ ________	$________	$________	$________	$________	$________	$________	$________	$________
15. Expenses under GAAP associated with any asset, segment, division or other sales on initiatives relating to the Restructuring Plan	$________	$________	$________	$________	$________	$________	$________	$________	$________
16. Amounts paid during such period in respect of settlement of any lawsuit, expenses incurred to defend lawsuits and accruals required under GAAP	$________	$________	$________	$________	$________	$________	$________	$________	$________
17. Fees or expenses of professionals incurred in connection with any sale transaction pursuant to the Restructuring Plan	$________	$________	$________	$________	$________	$________	$________	$________	$________
18. Costs or expenses relating to the Warrants	$________	$________	$________	$________	$________	$________	$________	$________	$________

5

19. Sum of Lines A8, A9, A10, A11, A12, A13, A14, A15, A16, A17 and A18 (“EBITDA”)	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
20. $500,000 add back for October	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
21. Sum of lines A19 and A20 ("Adjusted EBITDA")	$________	$________	$_________	$________	$________	$________	$________	$________	$_________
13. Ratio of Line A5 to A21									___: 1.0
14. Line A22 ratio must not exceed									___: 1.0
15. The Borrower is in compliance (circle yes or no)									yes/no

6

B.Fixed Charge Coverage Ratio (Section 6.20(b))
The Borrower shall not, as of the last day of each fiscal month of the Borrower ending on or about the dates specified below, maintain a Fixed Charge Coverage Ratio greater than or equal to:

Fiscal quarter ending on or about:	The Fixed Charge Coverage Ratio shall be greater than or equal to:
January 31, 2013	1.00: 1.00
April 30, 2013	1.10: 1.00

“Fixed Charge Coverage Ratio” means the ratio of (i) EBITDA for the period commencing October 1, 2012, and ending on the date of determination minus Capital Expenditures during such period not financed with Indebtedness (which, for purposes of this covenant, will not include Revolving Loans) to (ii) Fixed Charges for the same period; provided that for purposes of this definition EBITDA for the month of October, 2012, will be increased by $500,000.

“EBITDA” definition is set forth in Section A above.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Fixed Charges”  means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (“Principal Payments”) of the Borrower and its Subsidiaries (for purposes of clarity, Excess Cash Flow payments made pursuant to Section 2.8(b)(iii) of this Agreement do not constitute Principal Payments nor do scheduled principal payments of the Bullet Loans or the St. Clair Lease Termination Payments), plus (b) the cash portion of any Interest Expense paid or to be paid for such period (for purposes of clarity, the Deferred Fee will not be included as a component of the cash portion of Interest Expense), plus (c) federal, state, and local income taxes paid in cash during such period (for the avoidance of doubt, cash Tax Refunds received during any such period shall not be subtracted from such income taxes paid in cash), plus (d) Restricted Payments made during such period, plus (e) Restructuring Costs made during such period, but excluding any St. Clair Lease Termination Payments made during such period.

7

“Restricted Payments” means the declaration or payment of dividends on or the making of other distributions in respect of any class or series of the Borrower’s capital stock or other equity interests, and the direct or indirect purchase, redemption, or other acquisition or retiring the Borrower’s capital stock or other equity interests or any warrants, options, or similar instruments for the purposes of acquiring the same.

“Restructuring Costs” definition is set forth in Section A above.

“St. Clair Lease Termination Payments” means (a) payments of the “Termination Fee” described in Sections 2(a), (b), (c) and (d) of the Termination Agreement dated as of September 28, 2012 (the “Termination Agreement”), among the Borrower, St. Clair Leasing Co., and Interform Corporation, and (b) payment of any rent received by the Borrower from Wal-Mart as required by Section 3(e) of the Termination Agreement.

8

B. Fixed Charge Coverage Ratio Covenant Compliance Calculation:

		October, 2012		November, 2012		December, 2012		January, 2013		February, 2013		March, 2013		April, 2013		May, 2013		June, 2013		Aggregate for period ending ,2013:
1. Adjusted EBITDA for period commencing October 1, 2012 from line A21	$		$		$		$		$		$		$		$		$		$
2. Non-financed Capital Expenditures for period commencing October 1, 2012	$		$		$		$		$		$		$		$		$		$
3. Line B1 minus Line B2	$		$		$		$		$		$		$		$		$		$
4. Principal Payments for period commencing October 1, 2012	$		$		$		$		$		$		$		$		$		$
5. Cash Interest Expense for period commencing October 1, 2012	$		$		$		$		$		$		$		$		$		$
6. Cash income taxes for period commencing October 1, 2012	$		$		$		$		$		$		$		$		$		$
7. Restricted Payments for period commencing October 1, 2012	$		$		$		$		$		$		$		$		$		$

9

8. Restructuring Costs for period commencing October 1, 2012, excluding St. Clair Lease Termination Payments	$	$	$	$	$	$	$	$	$	$
9. Sum of Lines B4, B5, B6, B7 and B8 ("Fixed Charges")	$	$	$	$	$	$	$	$	$	$
10. Ratio of Line B3 to B9	$	$	$	$	$	$	$	$	$		___: 1.0
11. Line B10 ratio must not be less than	$	$	$	$	$	$	$	$	$		___: 1.0
12. The Borrower is in compliance (circle yes or no)	$	$	$	$	$	$	$	$	$		yes/no

10

C.Intentionally Deleted.
D.Minimum EBITDA (Section 6.20(d))
The Borrower shall not, as of the last day of each fiscal month of the Borrower ending on or about the dates specified below, permit the EBITDA for the period beginning on or about October 1, 2012 and ending on the month then ended to be less than:

Fiscal Month ending on or about:	EBITDA for the period beginning on or about October 1, 2012 and ending on the Month then ended shall not be less than:
October 31, 2012	$600,000
November 30, 2012	$1,100,000
December 31, 2012	$1,600,000
January 31, 2013	$2,600,000
February 29, 2013	$3,350,000
March 31, 2013	$4,100,000
April 30, 2013	$5,200,000
May 31, 2013	$5,550,000
June 30, 2013	$5,900,000

11

“EBITDA” definition is set forth in Section A above.

TO BE COMPLETED MONTHLY AND PROVIDED TO ADMINISTRATIVE AGENT ON OR BEFORE THE 20TH DAY FOLLOWING THE FISCAL MONTH THEN ENDED

D. Minimum EBITDA Covenant Compliance Calculation:
1.EBITDA from Line A19*	$___________
2.Line D1 must be greater than	$___________
3.The Borrower is in compliance (circle yes or no)	yes/no

12

E.Maximum Capital Expenditures
During any fiscal year of the Borrower commencing after October 31, 2012, the Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures in an aggregate amount in excess of $1,000,000.

“Capital Expenditures” definition is set forth in Section B above.

E. Maximum Capital Expenditures Covenant Compliance Calculation:

1.Capital Expenditures for fiscal year 2013	$___________
2.Line E1 must be less than	$1,000,000
3.The Borrower is in compliance (circle yes or no)	yes/no

13

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the First Amended and Restated Credit Agreement identified below  (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee,  and  the  Assignee  hereby  irrevocably  purchases  and  assumes  from  the  Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower:	Champion Industries, Inc.

1 Select as applicable.

4.	Administrative Agent: Fifth Third Bank, an Ohio banking corporation, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The First Amended and Restated Credit Agreement dated as of October 19, 2012, among Champion Industries, Inc., the Lenders parties thereto, and Fifth Third Bank, as Administrative Agent and L/C Issuer.

6	Assigned Interest:

Facility Assigned2	Aggregate Amount of Commitment/Loans for all Lenders3	Amount of Commitment/Loans Assigned3	Percentage Assigned of Commitment/Loans4
	$	$	%
	$	$	%
	$	$	%

[7. Trade Date:__________________________________________________________________________________________________________________________________ ]5

[Page break]

2	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Credit,” etc.)

3	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

5	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:_________ _________ , 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

FIFTH THIRD BANK, as Administrative Agent and L/C Issuer

By:
Title:

[Consented to:]6
[NAME OF RELEVANT PARTY]

By:
Title:

6 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

SECTION 1.                         REPRESENTATIONS AND WARRANTIES.

Section 1.1.     Assignor.   The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any  other  Loan  Document  (ii) the  execution,  legality,  validity,  enforceability,  genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 1.2.     Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under  the  Credit  Agreement,  (ii) it  meets  all  the  requirements  to  be  an  assignee  under Section 10.10(b)(iii) and the definition of “Eligible Assignee” of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.10(b)(iii) of the Credit Agreement), (iii) from  and  after  the  Effective  Date,  it  shall  be  bound  by  the  provisions  of  the  Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon  the  Administrative  Agent  or  any  other  Lender  and  based  on  such  documents  and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2.                         PAYMENTS.

From and after the Effective Date, the Administrative Agent shall make all payments in respect  of  the  Assigned  Interest  (including  payments  of  principal,  interest,  fees  and  other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

SECTION 3.                         GENERAL PROVISIONS.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.   This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.   This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.

2

EXHIBIT G

BORROWING BASE CERTIFICATE

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below.

Pursuant to the terms of the First Amended and Restated Credit Agreement dated as of October 19,  2012,  among  us  (the  “Credit  Agreement”),  we  submit  this  Borrowing  Base Certificate to you and certify that the information set forth on Schedule 1 attached hereto and on any other attachments to this Certificate is true, correct and complete as of the date of this Certificate.

Dated as of this____________ day of_____________.                             .

CHAMPION INDUSTRIES, INC.

By:
Name:
Title:

EXHIBIT H

INVESTORS’ RIGHTS AGREEMENT

Dated as of October [__], 2012

3275765.01.11.doc

1976430

SECTION                                                               HEADING                                                                   PAGE

SCHEDULE A   —                                SCHEDULE OF INVESTORS

i

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT is made as of the [__] day of October, 2012, by and among Champion Industries, Inc., a West Virginia corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, the Company is issuing certain Warrants to Purchase Shares of Class B Common Stock (the “Warrants”) permitting the Investors to purchase in the aggregate 30% of the Company’s Common Stock on a fully diluted basis in connection with that certain First Amended and Restated Credit Agreement dated as of October 19, 2012 among the Company, Fifth Third Bank as Administrative Agent and the Lender parties thereto (the “Credit Agreement”); and

WHEREAS, in order to induce the Investors to enter into the Credit Agreement and purchase the Warrants, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement;

                    NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1. DEFINITIONS.

For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Common Stock” means shares of the Company’s Class A and Class B common stock, par value $1.00 per share.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded  Registration”  means  (i) a  registration  relating  to  the  sale  of  securities  to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent,  spouse,  sibling,  mother-in-law,  father-in-law,  son-in-law,  daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 5% of the shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

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“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Principal Shareholder” means Marshall T. Reynolds.

“Registrable Securities” means (i) the Common Stock issuable or issued upon exercise of the Warrants; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause[s] (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant  to  Subsection  6.1,  and  excluding  for  purposes  of  Section 2  any  shares  for  which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

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SECTION 2.                         REGISTRATION RIGHTS.

The Company covenants and agrees as follows:

Section 2.1.                      Demand Registration.

(a)     Form S-1 Demand.  If at any time the Company receives a request from Holders of twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $5 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60)  days  after  the  date  such  request  is  given  by  the  Initiating  Holders,  file  a  Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b)     Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with  respect  to  outstanding  Registrable  Securities  of  such  Holders  having  an  anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other  than  the  Initiating  Holders;  and  (ii)  as  soon  as  practicable,  and  in  any  event  within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating

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Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period.

(d)     The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of  this  Subsection  2.1(d)  until  such  time  as  the  applicable  registration  statement  has  been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

Section 2.2.     Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

Section 2.3.     Underwriting  Requirements.     (a) If,  pursuant  to  Subsection  2.1,  the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.   The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s

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participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the  underwriting  to  the  extent  provided  herein.    All  Holders  proposing  to  distribute  their securities through such underwriting shall (together with the Company as provided in Subsection
2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for  such  underwriting.    Notwithstanding  any  other  provision  of  this  Subsection  2.3,  if  the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)     In  connection  with  any  offering  involving  an  underwriting  of  shares  of  the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then  only  in  such  quantity  as  the  underwriters  in  their  sole  discretion  determine  will  not jeopardize the success of the offering by the Company.   If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.   Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below fifty percent (50%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination  described  above  and  no  other  stockholder’s  securities  are  included  in  such offering.  For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall  be  based  upon  the  aggregate  number  of  Registrable  Securities  owned  by  all  Persons included in such “selling Holder,” as defined in this sentence.

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(c)     For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

Section 2.4.     Obligations of the Company.   Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)     prepare  and  file  with  the  SEC  a  registration  statement  with  respect  to  such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to two hundred forty (240) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)     prepare  and  file  with  the  SEC  such  amendments  and  supplements  to  such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)     furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)     use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)     in  the  event  of  any  underwritten  public  offering,  enter  into  and  perform  its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)     use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading

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system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)     provide  a  transfer  agent  and  registrar  for  all  Registrable  Securities  registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)     promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)     after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

Section 2.5. Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 2.6. Expenses of Registration. All expenses (other  than  Selling  Expenses) incurred  in  connection  with  registrations,  filings,  or  qualifications  pursuant  to  Section  2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any  registration  proceeding  begun  pursuant  to  Subsection 2.1  if  the  registration  request  is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration),

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unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

Section 2.7.     Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

Section 2.8.     Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)     To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)     To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal  or  other  expenses  reasonably  incurred  thereby  in  connection  with  investigating  or

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defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder).

(c)     Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.   The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)     To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge,  access  to  information,  and  opportunity  to  correct  or  prevent  such  statement  or

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omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold  by  such  Holder  pursuant  to  such  registration  statement,  and  (y)  no  Person  guilty  of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled  to  contribution  from  any  Person  who  was  not  guilty  of  such  fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)     Unless  otherwise  superseded  by  an  underwriting  agreement  entered  into  in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

Section 2.9.     Reports Under Exchange Act.   With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)     use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)     furnish to any Holder, so long as the Holder owns any Registrable  Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting  requirements),  or  that  it  qualifies  as  a  registrant  whose  securities  may  be  resold pursuant to Form S3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements

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under the Exchange Act) or pursuant to Form S3 (at any time after the Company so qualifies to use such form).

Section 2.10.     Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the  Registrable  Securities  of  the  Holders  that  are  included  or  (ii)  initiate  a  demand  for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

Section 2.11.     “Market Standoff” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration  statement  on  Form  S-1  or  Form  S-3,  and  ending  on  the  date  specified  by  the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), [or (y) ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports  and  (2) analyst  recommendations  and  opinions,  including,  but  not  limited  to,  the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than five percent (5%) of

12

the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Derivative Securities.   The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

Section 2.12.     Restrictions on Transfer.  (a) The Registrable Securities shall not be sold, pledged,  or  otherwise  transferred,  and  the  Company  shall  not  recognize  and  shall  issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)     Each certificate or instrument representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the securities referenced in clause (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

The Holders consent to the Company making a notation in its records and giving instructions  to  any  transfer  agent  of  the  Restricted  Securities  in  order  to  implement  the restrictions on transfer set forth in this Subsection 2.12.

(c)     The  holder  of  each  certificate  representing  Restricted  Securities,  by  acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge,  or  transfer  of  such  Restricted  Securities  without  registration  will  not  result  in  a

13

recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  Notwithstanding anything herein or in the terms of the Warrant, the Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12.  Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

SECTION 3.          INFORMATION AND OBSERVER RIGHTS.

Section 3.1.Delivery  of  Financial  Statements. The  Company  shall  deliver  to  each Holder:

(a)     as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and retained earnings and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by Arnett and Foster PLLC or a different firm of independent public accountants of nationally recognized standing selected by the Company;

(b)      as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited  statements  of  income  and  of  cash  flows  for  such  fiscal  quarter,  and  an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)     as soon as practicable, but in any event within twenty (20) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)     with respect to the financial statements called for in Subsection 3.1(a), Subsection 3.1(b) and Subsection 3.1(c), an instrument executed by the chief financial

14

officer or chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b) and Subsection 3.1(c)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(e)     such  other  information  relating  to  the  financial  condition,  business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Section 3.2.     Inspection.  The Company shall permit each Holder to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Holder.

SECTION 4.                         TAG-ALONG RIGHT.

(a)    With respect to any proposed transfer, sale or other disposition (collectively, a “Proposed Transfer”) of shares of Common Stock or securities convertible into or exchangeable for, or rights to acquire, Common Stock (collectively, “Shares”), which, together with any similar transfers, sales, or other dispositions, and whether or not involving a single transaction or a series of related transactions, represents in the aggregate 5% or more of the then outstanding Common Stock of the Company, by the Principal Shareholder to a person (such other person being hereafter referred to as the “Proposed Purchaser”), the Holders shall have the right (the “Tag-Along Right”) to require the Proposed Purchaser to purchase from the Holders (i) all Shares owned by the Holders if the Proposed Transfer by the Principal Shareholder to the Proposed Purchaser is for 100% of the Shares held by the Principal Shareholder or (ii) up to the number of whole Shares owned by the Holders, equal to the sum of (A) the number derived by multiplying the total number of Shares the Principal Shareholder proposes to transfer by a fraction, the numerator of which is the total number of Shares owned by the Holders, and the denominator of which is the total number of Shares then outstanding on a fully-diluted basis and (B) any  additional  Shares  that  the  Holders  shall  be  entitled  to  have  purchased  pursuant  to

15

subsection (b) if any Holder of Shares elects not to exercise its rights thereunder.  The Principal Shareholder shall only be entitled to sell to such Proposed Purchaser 100% of its Shares if the Proposed Purchaser purchases 100% of the Shares and other securities convertible into Shares which the Holder and any other holders of Shares have elected to sell to the Proposed Purchaser. Any Shares purchased from the Holder or such holder of Shares pursuant to this Section 3 shall be for the same consideration and upon the same terms and conditions as such Proposed Transfer by the Principal Shareholder; provided, however, in no event shall the Holders be (i) required to pay any underwriters’ commissions or brokerage fees, all of which shall be paid by the Principal Shareholder, or (ii) required to make any representations other than solely with respect to their ownerships of Shares they propose to sell in connection with such Tag-Along Right on a several basis.  The Principal Shareholder shall, not less than thirty (30) nor more than sixty (60) calendar days prior to each Proposed Transfer, notify, or cause to be notified, the Holders in writing of each such Proposed Transfer, setting forth in such notice: (i) the number of Shares proposed to be transferred, (ii) the name and address of the Proposed Purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser and (iv) that the Proposed Purchaser has been informed of the Tag-Along Right provided for in this Section 3 and has agreed to purchase Shares in accordance with the terms hereof.

(b)     The Tag-Along Right may be exercised by the Holders by delivery of a written notice to the Principal Shareholder (the “Tag-Along Notice”) within fifteen (15) calendar days following its receipt of the notice specified in the last sentence of the preceding paragraph.  The Tag-Along Notice shall state the number of Shares that the Holders propose to include in such transfer to the Proposed Purchaser determined as aforesaid, plus the number of additional Shares, if any, that the Holders would be willing to sell to the Proposed Purchaser in the event that any of the other Holders elect not to exercise their Tag-Along Rights in whole or in part.  The maximum number of additional Shares that the Holders shall be entitled to sell, and the Proposed Purchaser be required to purchase, shall be determined by multiplying the total number of Shares that, under the formula described in the previous paragraph, the Holders could have elected to sell to the Proposed Purchaser but elected not to so sell, by a fraction, the numerator of which is the total number of Shares owned by the holders of Shares electing to sell additional Shares and the denominator  of  which  is  the  total  number  of  Shares  owned  by  all  holders  who  delivered Tag-Along Notices.  In the event that the Proposed Purchaser does not purchase Shares from the Holders on the same terms and conditions as specified in the notice referred to in the last sentence of the preceding paragraph, then the Principal Shareholder shall not be permitted to sell any Shares to the Proposed Purchaser in the Proposed Transfer.  If no Tag-Along Notice is received during the 15-day period referred to above (or if such Tag-Along Notice does not cover all the Shares proposed to be transferred), the Principal Shareholder shall have the right, for a period of ninety (90) days after the expiration of the 15-day period referred to above, to transfer the Shares specified in the notice referred to in the last sentence of the preceding paragraph (or the remaining Shares) on terms and conditions no more favorable than those stated in the Tag- Along Notice and in accordance with the provisions of this Section 4.

(c)         The  Company  agrees  not  to  effect  any  transfer  of  Shares  by  the  Principal Shareholder until it has received evidence reasonably satisfactory to it that the Tag-Along Right,

16

if applicable to such transfer, has been complied with.  All determinations of “Shares” pursuant to this Section 4 shall be on a Common Stock equivalent basis.

SECTION 5.                         MISCELLANEOUS.

Section 5.1.     Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 5% of the shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

Section 5.2.     Governing Law.  This Agreement shall be governed by the internal law of the State of Ohio.

Section 5.3.     Counterparts.     This  Agreement  may  be  executed  in  two  or  more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 5.4.     Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.5.     Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1)

17

business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.   All communications  shall  be  sent  to  the  respective  parties  at  their  addresses  as  set  forth  on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 5.5. If notice is given to the Company, a copy shall also be sent to Thomas Murray, Esq, Huddleston Bolen LLP, 611 Third Avenue, P.O. Box 2185, Huntington, West Virginia, 25722-2185.

Section 5.6.     Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to  any  Investor  without  the  written  consent  of  such  Investor,  unless  such  amendment, termination, or waiver applies to all Investors in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Section 5.7.     Severability.   In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

Section 5.8.     Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

Section 5.9.     Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

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Section 5.10.     Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Ohio and to the jurisdiction of the United States District Court for the Southern District of Ohio for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Ohio or the United States District Court for the Southern District of Ohio, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action  or  proceeding,  any  claim  that  it  is  not  subject  personally  to  the  jurisdiction  of  the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL:  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION

HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH  PARTY  KNOWINGLY  AND  VOLUNTARILY  WAIVES  ITS  JURY  TRIAL  RIGHTS  FOLLOWING

CONSULTATION WITH LEGAL COUNSEL

Section 5.11.     Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter  occurring.    All  remedies,  whether  under  this  Agreement  or  by  law  or  otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 6.          PUT OPTION.

(a)       Upon and following the date that is four years and six months from the date of the Credit Agreement, each Warrant holder, whether holding Warrants and/or holding shares of any Common Stock of the Company received as a result of the exercise of any Warrant (such shares of Common Stock being referred to as the “Exercised Stock”) shall have the option to require the Company to purchase all (but not less than all) of the Warrants and Exercised Stock held by such Warrant holder for a purchase price (the “Put Price”) equal to $0.001 per share of Exercised Stock or $0.001 multiplied by the number of shares of Common Stock subject to the Warrants being sold (the “Put Option”).  The Put Option shall be exercised from time to time by delivery of written notice of such exercise to the Company (the “Put Date”).  Closing of the Put Option

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shall be within five (5) days of the Put Date and payment of the Put Price for such Warrants and/or Exercised Stock shall, subject to the following provisions, be made in cash or cash equivalent on the closing date of such purchase.

(b)       If, on the Put Date, the funds of the Company legally available for the redemption or repurchase of the Warrants and/or Exercised Stock subject to an exercise of the Put Option (collectively, the “Put Securities”) are insufficient to redeem or repurchase in full all of the Put Securities (including as a result of any contractual restriction binding upon the Company or any of its Subsidiaries) (a “Legal Restriction”), such funds which are legally available therefor shall be applied to the repurchase of the Put Securities.  Anything contained herein to the contrary notwithstanding, if the Company is unable to pay the redemption or repurchase price in full in cash  on  the  Put  Date  due  to  a  Legal  Restriction,  the  Company  may  issue  an  unsecured promissory note of the Company (a “Company Note”), in the aggregate principal amount equal to the unpaid portion of the redemption or repurchase price, which Company Note shall be in form and substance reasonably acceptable to the holder of any Put Securities and the Company (and, in any event, such Company Note shall (1) provide for the accrual of interest at the then prevailing market rate for indebtedness of the type evidenced thereby in light of the prevailing circumstances, (2) have a term of three (3) years, (3) provide for an amortization schedule no less favorable to the Company than quarterly equal installments, (4) not contain any operational or financial covenants, (5) not contain any mandatory prepayment triggers (other than a sale of the Company), (6) contain customary default triggers due to non-payment of the obligations evidenced thereby, commencement of insolvency proceedings, and the acceleration or enforcement of any of the Company’s (or its Subsidiaries’) other material indebtedness for borrowed money, and (7) not contain any prepayment premiums or penalties).

(c)       At  the  time  the  Put  Securities  have  been  redeemed  or  repurchased  by  the Company in accordance with this Section 6 (whether with cash, a Company Note or any combination), the Put Securities shall be automatically deemed retired on the Put Date.  For the avoidance of doubt, the redemption and repurchase rights granted pursuant to this Section 6 shall not be subject to the tag along rights as provided in this Agreement, and the holder of any Warrants or Exercised Stock shall not be deemed to be a transferor for purposes thereof.

[Remainder of Page Intentionally Left Blank]

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IN  WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHAMPION INDUSTRIES, INC.
By:
Name:
Title:

Investor:
By:
Name:
Title

Principal Shareholder
By:
Name:
Title:

SCHEDULE A

Investors
Fifth Third Bank

38 Fountain Square Plaza

Cincinnati, OH 45263

Attn:  Donald K. Mitchell

Phone:  513-534-8590

Fax:  513-534-0875

Email:  don.mitchell@53.com

The Huntington National Bank

310 Grant Street

2nd Floor (CAB11) Pittsburgh, PA 15219

Attn:  Bruce G. Shearer

Phone:  412-667-6514

Fax:  877-643-6517

Email:  bruce.shearer@huntington.com

Old National Bank One Main Street Evansville, IN 47705

Attn: Jason Dunn - 7th Floor. Phone:  812-468-1981
Fax:  877-461-9216

Email:  jason.dunn@oldnational.com

United Bank, Inc. Attn:  Linda Pleasants P.O. Box 607

Ceredo, WV 25507-0607

Phone:  304-781-2400

Fax:  304-781-2435

Email:  linda.pleasants@bankwithunited.com

SunTrust Banks, Inc.

Attn:  William S. Krueger

Mail Code FL-Tampa-4104

401 E. Jackson St, Suite 1000

Tampa FL, 33602

Phone:  813-224-2279

Fax:  813-224-2605

Email:  william.krueger@SunTrust.com

Summit Community Bank

Attn:  Brad Ritchie

2402 Mountaineer Blvd

Charleston, WV 25309

Phone: 304-746-6080

Fax:  304-530-0993

Email:  britchie@summitfgi.com

3

EXHIBIT I

This Warrant and the Class B Common Stock issuable upon exercise hereof have not been registered under the Securities Act of 1933.  They may not be sold, pledged or transferred in the absence of such registration or a valid exemption from the registration and prospectus delivery requirements of said Act.

WARRANT TO PURCHASE
SHARES OF CLASS B COMMON STOCK
OF
CHAMPION INDUSTRIES, INC.
Void after October 19, 2017

No. R-	[_ ]% ORIGINAL APPLICABLE
PERCENTAGE
[_ ]% APPLICABLE PERCENTAGE

3275293.01.09.doc

1976430

SECTION                                                               HEADING                                                                   PAGE

SECTION 9.                               RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES;

i

No. R-

[_ ]% ORIGINAL APPLICABLE

PERCENTAGE

[_ ]% APPLICABLE PERCENTAGE

WARRANT TO PURCHASE SHARES OF CLASS B COMMON STOCK OF
CHAMPION INDUSTRIES, INC.
Void after October 19, 2017
THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

or assigns,

is entitled to purchase from Champion Industries, Inc., a West Virginia corporation (the “Company”), at any time to and including 5 P.M. E.D.T. October 19, 2017 (the “Expiration Date”), Class B Common Stock of the Company of the par value of $1.00 per share, on the terms and conditions hereinafter set forth.

The exercise price for each share of Class B Common Stock to be issued to the holder of this Warrant upon the exercise of this Warrant is $0.001 per share and shall not be subject to adjustment.  The number of shares of Class B Common Stock to be received by the holder of this Warrant upon the exercise of this Warrant in whole equals the number of Pro Forma Shares determined as of the date of exercise of this Warrant multiplied by the Original Applicable Percentage of this Warrant (or if this Warrant has been previously exercised in part, multiplied by the Applicable Percentage for this Warrant then in effect).  The number of shares of Class B Common Stock to be received by the holder of this Warrant upon the exercise in part of this Warrant equals the number of Pro Forma Shares determined as of the date of exercise of this Warrant multiplied by the portion of the Original Applicable Percentage of this Warrant (or if this Warrant has been previously exercised in part, multiplied by the Applicable Percentage for this Warrant then in effect) designated by the holder of this Warrant.

The terms which are capitalized herein shall have the meanings specified in Section 11 unless the context shall otherwise require.

SECTION 1.                         EXERCISE OF WARRANT.

Subject to the conditions hereinafter set forth, prior to the Expiration Date this Warrant may be exercised (i) for all shares of Class B Common Stock which may then be purchased hereunder, and (ii) for any part of the shares of Class B Common Stock which may then be purchased hereunder on not more than two occasions. Upon any such exercise, the holder shall surrender this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Huntington, West Virginia, and shall pay to the Company the price per share for the shares so purchased in funds current in Huntington, West Virginia.  In the event the number of Underlying Shares or Restricted Shares which the holder of this Warrant is permitted to register pursuant to the Investors’ Rights Agreement is reduced in accordance with the provisions of the Investors’ Rights Agreement, any partial exercise resulting from such reduction shall not be included for purposes of the limitation   on the right to exercise this Warrant set forth in the preceding sentence.  If this Warrant is exercised in respect of less than all of the shares of said Class B Common Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Common Stock in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

SECTION 2.                         RESERVATION OF CLASS B COMMON STOCK.

The Company covenants and agrees that at all times prior to the Expiration Date it will have authorized, and in reserve, a sufficient number of shares of its Class B Common Stock to provide for the exercise of the rights represented by the unexercised portion of this Warrant.

SECTION 3.                         MERGERS, CONSOLIDATIONS, SALES.

In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Common Stock immediately theretofore purchasable hereunder such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Class B Common  Stock  equal  to  the  number  of  shares  of  Class  B  Common  Stock  immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place; provided that if securities which are not traded on a National Securities Exchange are issued to holders of Common Stock in any such transaction (excluding a merger in which the Company shall be the survivor) then at the election of the holder in lieu of such securities the holder hereof shall be entitled to receive cash equal to the fair market value of the securities which such Holder is entitled to receive.  The fair market value of such securities shall be determined by a nationally recognized investment banking firm reasonably satisfactory to the holder.   The cost of any such determination shall be borne by the Company.   The

2

Company  shall  not  effect  any  such  consolidation,  merger  or  sale,  unless  prior  to  or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 4.          DISSOLUTION OR LIQUIDATION.

In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing Section 3 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 20 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 20 days from the date of mailing such notice and all rights herein granted not so exercised within such 20-day period shall thereafter become null and void.

SECTION 5.          NOTICE OF EXTRAORDINARY DIVIDENDS.

If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than
20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend  or  other  distribution  and  the  holder  of  this  Warrant  shall  not  participate  in  such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date.  The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 3.

SECTION 6.          FRACTIONAL SHARES.

In  the  event  that  any  exercise  of  this  Warrant  would  result  in  the  issuance  by  the Company of a fractional share of Class B Common Stock, the Company shall pay to the holder of this Warrant upon such exercise an amount in cash equal to the market price, as determined by the Company, of one whole share of the Class B Common Stock multiplied by such fractional share.

SECTION 7.          FULLY PAID STOCK; TAXES.

The Company covenants and agrees that the shares of Class B Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and be fully paid and nonassessable.  The Company further covenants and agrees that it will pay when due and payable any and all Federal and State transfer, stamp excise or similar taxes which may be payable in respect of this Warrant or any Class B Common Stock upon the exercise of the purchase rights herein provided for pursuant to the provisions

3

hereof.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Class B Common Stock (and the certificates evidencing ownership thereof) in any name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of such transfer.

SECTION 8.          CLOSING OF TRANSFER BOOKS.

The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Class B Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Class B Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Class B Common Stock until the opening of such books, and they  shall,  in  such  case,  be  delivered  promptly  upon  the  opening  thereof,  or  as  soon  as practicable thereafter.

SECTION 9.	RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.

Section 9.1.     In General.  This Warrant and the Class B Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (or any similar Federal statute at the time in effect) and any applicable State securities laws.

Section 9.2.     Restrictive Legends.  Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

Each certificate for shares of Class B Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Class B Common Stock issued to a subsequent transferee  of  such  certificate  shall,  unless  otherwise  permitted  by  the  provisions  of  this Section 9.2, bear on the face thereof a legend reading substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  They may not be sold, pledged or transferred in the absence of such registration or a valid exemption from the registration and prospectus delivery requirements of said Act.”

In the event that a registration statement covering the Underlying Shares or the Restricted Stock shall become effective under the Securities Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation,  because  of  the  availability  of  the  exemption  afforded  by  Rule 144(k)  of  the Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof.  Upon the written request of the holder or holders of any Warrant or of any Restricted Stock the Company covenants and agrees forthwith

4

to request its counsel to render an opinion with respect to the matters covered by this Section 9.2 and to bear all expenses in connection with the same.

Section 9.3.     Notice of Proposed Transfer; Registration Not Required.   The holder of each Warrant or any Restricted Stock, by acceptance thereof, agrees to give prior written notice to the Company of such holder’s intention to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer; provided, however, that no such notice shall be required for a transfer under a registration, qualification or filing for exemption requested in accordance with the provisions of Investors’ Rights Agreement.  Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel (which opinions shall be reasonably acceptable to the Company) the proposed transfer may be effected without registration or qualification under any Federal or State law of such Warrant or the Underlying Shares or such Restricted Stock, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Underlying Shares or such Restricted Stock, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for his legal conclusions in this regard) or, if the Company shall not find either of such opinions reasonably acceptable, (in which case the Company shall set forth in writing the reasons such opinion is not acceptable), the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission or any applicable State securities regulatory authority, the Company shall promptly notify such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification, filing or compliance has become effective.  All fees and expenses of counsel (including reasonable fees and expenses of one counsel for all holders of Warrants or Restricted Stock) in connection with the rendition of the opinions provided for in this subparagraph shall be paid by the Company.

SECTION 10.                         PARTIAL EXERCISE.

Except in the case of the transfer of a portion of this Warrant in connection with a partial exercise hereof, this Warrant may only be transferred in whole and not in part.  If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Class B Common Stock in respect of which this Warrant shall not have been exercised as provided in Section 1.  If this Warrant is exercised in part, this Warrant shall be surrendered at the principal office of the Company in Huntington, West Virginia, (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the Applicable Percentage of Class B Common Stock to which such holder shall be entitled.

5

SECTION 11.                         DEFINITIONS.

In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

The term “Applicable Percentage” shall initially mean the Original Applicable Percentage and shall be subject to adjustment as follows:  in the event the holder of this Warrant shall exercise this Warrant in part, the Applicable Percentage shall be reduced to an amount determined by multiplying the Original Applicable Percentage by a fraction the numerator of which is the Unexercised Portion of the Warrant and the denominator of which is the Original Applicable Percentage.

The term “Commission” shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act, as the case may be.

The term “Common Stock” as used herein shall include any class of capital stock of the Company now or hereafter authorized, including, without limitation Class A Common Stock and Class B Common Stock, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage.

The term “Class A Common Stock” as used herein shall include Class A capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage.

The term “Class B Common Stock” as used herein shall include Class B capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Class B Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Class B Common Stock of the Company having a par value of $1.00 per share authorized at the date hereof and any class of Common Stock issued in substitution therefor.

The term “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

The term “Investors’ Rights Agreement” shall mean that certain Investors’ Rights Agreement dated as of October  , 2012 among the Company, Marshall T. Reynolds and the Investors identified therein.

6

The term “National Securities Exchange” shall mean the National Association of Securities  Dealers  Automated  Quotation  System  (National  Market  or  Small Capitalization System), the American Stock Exchange or the New York Stock Exchange.

The term “Original Applicable Percentage” for this Warrant shall be as set forth on page 1 of this Warrant.  The Original Applicable Percentage for this Warrant together with the Original Applicable Percentage of all Related Warrants is 30%.

The term “Pro Forma Shares” shall mean, as of the date of any determination thereof, the sum of (i) the total number of outstanding shares of Common Stock of the Company, including, without limitation Class A Common Stock and Class B Common Stock, and (ii) the total number of shares of Common Stock issuable upon exercise of this Warrant, the Related Warrants and any other warrants, options or other rights and upon the exercise of any conversion or exchange rights with respect to Convertible Securities.

The term “Related Warrant” shall mean the warrants initially issued pursuant to the terms and provisions of the Credit Agreement.

The term “Restricted Stock” shall mean the shares of Class B Common Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 9.2.

The term “Securities Act” shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

The term “Underlying Shares” shall mean the shares of Class B Common Stock of the Company issuable upon exercise of any of the Warrants.

The term “Unexercised Portion of the Warrant” shall mean the Original Applicable Percentage of this Warrant minus the aggregate percentage of Pro Forma Shares received by the holder (or any prior holder) of this Warrant upon the exercise of its rights hereunder prior to the date of determination hereunder (in each case determined as of the date of exercise of such rights).

The term “Warrants” as used herein shall mean this Warrant and the Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related Warrants.

7

SECTION 12.                         LOST, STOLEN WARRANTS, ETC.

In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.  If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.

SECTION 13.                         WARRANT HOLDER NOT SHAREHOLDER.

This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 14.                         NOTICES.

All communications provided for hereunder shall be in writing and, if to the holder of this Warrant, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the holder hereof at such address as such holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at 2450 First Avenue, Huntington, West Virginia   25728, Attention: Chief Financial Officer - Todd Fry, or to such other address as the Company may designate to the holder hereof in writing; provided, however, that a notice to the holder by overnight air courier shall only be effective if delivered to such holder at a street address designated for such purpose in accordance with this Section, and a notice to such holder by facsimile communication shall only be effective if made by confirmed transmission to such holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above. The person in whose name any Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant.

SECTION 15.                         SEVERABILITY.

Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted

8

the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 16.                         INDEX AND CAPTIONS.

The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

9

IN WITNESS WHEREOF, Champion Industries, Inc. has caused this Warrant to be signed by its President or one of its Vice Presidents and its Secretary or one of its Assistant Secretaries and this Warrant to be dated    , 2012.

CHAMPION INDUSTRIES, INC.
By
President

By
Secretary

10

SUBSCRIPTION

CHAMPION INDUSTRIES, INC.

The  undersigned,            ,  pursuant  to  the  provisions  of  the  within Warrant,  hereby  elects  to  purchase    % of the Pro Forma Shares of Common Stock of Champion Industries, Inc., a West Virginia corporation, issuable as Class B Common Stock covered by the within Warrant.

Signature
Address

Dated:

11

                                                                                        ASSIGNMENT

FOR   VALUE   RECEIVED _____________________

hereby  sells,  assigns  and  transfers  unto                                            the  within  Warrant  and  all  rights  evidenced  thereby  and  does irrevocably   constitute  and  appoint  _________,  attorney,  to  transfer  the  said Warrant on the books of the within-named Company.

Dated:  ____________________________

PARTIAL ASSIGNMENT IN CONNECTION WITH PARTIAL EXERCISE

FOR VALUE RECEIVED______________ hereby sells, assigns and transfers unto                                          that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase   % of the Pro Forma Shares of Common Stock of Champion Industries, Inc., a West Virginia corporation, and issuable as Class B Common Stock and does hereby irrevocably constitute and appoint   , attorney, to transfer that part of the said Warrant on the books of the within-named Company.

                                                    _________________________

Dated:_____________________________

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SCHEDULE 1

TO BORROWING BASE CERTIFICATE CHAMPION INDUSTRIES, INC. BORROWING BASE CALCULATIONS

FOR FIRST AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF OCTOBER 19, 2012

SCHEDULE 1

COMMITMENTS

NAME OF TENDER	REVOLVING CREDIT COMMITMENTS	AMOUNT OF TERM LOAN A	AMOUNT OF TERM LOAN B	AMOUNT OF BULLET LOAN A
Fifth Third Bank	$ 3,900,000.00	$ 7,800,000.00	$ 2,448,320.13	$1,560,000.00
The Huntington National Bank	$ 1,500,000.00	$ 3,000,000.00	$ 941,661.58	$ 600,000.00
SunTrust Bank	$ 1,700,000.00	$ 3,400,000.00	$ 1,067,216.46	$ 680,000.00
Old National Bank NA	$ 500,000.00	$ 1,000,000.00	$ 313,887.19	$ 200,000.00
United Bank, Inc.	$ 1,500,000.00	$ 3,000,000.00	$ 941,661.58	$ 600,000.00
Summit Community Bank	$ 900,000.00	$ 1,800,000.00	$ 564,996.95	$ 360,000.00
TOTAL	$10,000,000.00	$20,000,000.00	$6,277,743.89	$4,000,000.00

                                                                                                            SCHEDULE 5.10

SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZAION	PERCENTAGE OWNERSHIP	OWNER
The Chapman Printing Company, Inc.	West Virginia (qualified in Kentucky)	100%	Champion Industries, Inc.
Stationers, Inc.	West Virginia	100%	Champion Industries, Inc.
Bourque Printing, Inc.	Louisiana	100%	Champion Industries, Inc.
Dallas Printing of MS, Inc.	Mississippi	100%	Champion Industries, Inc.
Carolina Cut Sheets, Inc.	West Virginia	100%	Champion Industries, Inc.
Donihe Graphics, Inc.	Tennessee	100%	Champion Industries, Inc.
Smith & Butterfield Co., Inc.	Indiana	100%	Champion Industries, Inc.
The Merten Company	Ohio	100%	Champion Industries, Inc.
Interform Corporation	Pennsylvania	100%	Champion Industries, Inc.
CHMP Leasing, Inc.	West Virginia	100%	Champion Industries, Inc.
Blue Ridge Printing Co., Inc.	North Carolina	100%	Champion Industries, Inc.
Capitol Business Equipment, Inc.	West Virginia	100%	Stationers, Inc.
Thompson’s of Morgantown, Inc.	West Virginia	100%	Stationers, Inc.
Independent Printing Service, Inc.	Indiana	100%	Smith & Butterfield Co., Inc.
Diez Business Machines, Inc.	Louisiana	100%	Stationers, Inc.
Transdata System, Inc.	Louisiana	100%	Bourque Printing, Inc.
Syscan Corporation	West Virginia	100%	Champion Industries, Inc.
Champion Publishing, Inc.	West Virginia	100%	Champion Industries, Inc.

SCHEDULE 5.25

PURCHASE AGREEMENT

None

SCHEDULE A

LOCATIONS

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
Champion Industries, Inc., a West Virginia corporation (None)	2450 1st Avenue Huntington, WV 25703 (ADJ Corp.)	405 Ann Street Parkersburg, WV (Printing Property Corp.)
3000 Washington St. Charleston, WV (ADJ Corp.)
951 Point Marion Rd. Morgantown, WV (Sans LLC)
120 Hills Plaza Charleston, WV (White Properties No. II LLC)
1563 Hansford St. Charleston, WV (Champion Industries, Inc.)
700 North Fourth St. and related parking lot at North Third Street Clarksburg, WV (Champion Industries, Inc.)
The Chapman Printing Company, Inc., a West Virginia corporation (None)	2450 1st Avenue Huntington, WV 25703 (ADJ Corp)	None

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
	890 Russell Cave Road Lexington, KY (Printing Property Corp.)	None
Stationers, Inc., a West Virginia corporation (None)	1945 5th Avenue Huntington, WV 25703 (The Harrahs and Reynolds Corporation)	700 North Fourth Street Clarksburg, WV (Champion Industries, Inc.)
615 Fourth Avenue Huntington, WV (The Harrah and Reynolds Corporation)
617-619 Fourth Avenue Huntington, WV (ADJ Corp.)
Bourque Printing, Inc, a Louisiana corporation (29814230D)	10848 Airline Highway Baton Rouge, LA 70816 (Bourque Printing, Inc.)	13112 South Choctaw Drive Baton Rouge, LA (Bourque Printing, Inc.)
1593 River Oaks Drive Harahan, LA (Blessey Enterprises, Inc.)
Dallas Printing of MS, Inc., a Mississippi corporation (406362)	10848 Airline Highway Baton Rouge, LA 70816 (Bourque Printing, Inc.)	None
Carolina Cut Sheets, Inc., a West Virginia corporation (None)	2450 1st Avenue Huntington, WV 25703 (ADJ Corp.)	None
Donihe Graphics, Inc., a Tennessee corporation (0302141)	766 Brookside Drive Kingsport, TN 37660 (Donihe Graphics, Inc.)	None

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
Smith & Butterfield Co., Inc., an Indiana corporation (198010-815)	2800 Lynch Road Evansville, IN 47711 (Randall M. Schulz, Trustee U/A dated July 31, 1976, executed by Ruth Lane Butterfield, as Trustee, creating “The Butterfield Family Trust No. 2”)	None
The Merten Company, an Ohio corporation (945374)	1515 Central Parkway Cincinnati, OH 45214 (Marion B. and Harold A. Merten)	None
Interform Corporation, a Pennsylvania corporation (117194)	c/o Champion Industries, Inc. 2450 1st Avenue Huntington, WV 25703	None
CHMP Leasing, Inc., a West Virginia corporation(None)	2450 1st Avenue Huntington, WV 25703 (ADJ Corp.)	None
Blue Ridge Printing Co., Inc., a North Carolina corporation (0014339)	544 Haywood Road Asheville, NC 28806 (Blue Ridge Printing Co., Inc.)	None
Capitol Business Equipment, Inc., a West Virginia corporation (None)	711 Indiana Avenue Charleston, WV 25302 (Capitol Business Equipment, Inc.)	1214 Main Street Wheeling, WV 26003 (Contract Development, Inc.)
Thompson’s of Morgantown, Inc., a West Virginia corporation (None)	1945 5th Avenue Huntington, WV 25703 (The Harrah and Reynolds Corporation)	None

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
Independent Printing Service, Inc., an Indiana corporation (1990090099)	2800 Lynch Road Evansville, IN 47711 (Randall M. Schulz, Trustee U/A dated July 31, 1976, executed by Ruth Lane Butterfield, as Trustee, creating “The Butterfield Family Trust No. 2”	None
Diez Business Machines, Inc., a Louisiana corporation (32421590D)	10848 Airline Highway Baton Rouge, LA 70816 (Bourque Printing, Inc.)	None
Transdata Systems, Inc., a Louisiana corporation (34374117D)	10848 Airline Highway Baton Rouge, LA 70816 (Bourque Printing, Inc.)	None
Syscan Corporation, a West Virginia corporation (None)	3000 Washington Street Charleston, WV 25312 (Williams Land Corporation)
Champion Publishing, Inc., a West Virginia corporation (94781)	2450 1st Avenue Huntington, WV 25703 (ADJ Corp.)	946 5th Avenue Huntington, WV 25701 (Champion Publishing, Inc.)
1649-51 7th Avenue Huntington, WV 25705 (The W. J. Maier Storage)
Route 2 Huntington, WV (ADJ Corp.)

SCHEDULE B

OTHER NAMES

A.           PRIOR LEGAL NAMES

NAME OF DEBTOR	PRIOR LEGAL NAME
Champion Industries, Inc.	None
The Chapman Printing Company, Inc.	None
Stationers, Inc.	None
Bourque Printing, Inc.	None
Dallas Printing of MS, Inc.	Dallas Printing Company, Inc
Carolina Cut Sheets, Inc.	None
Donihe Graphics, Inc.	None
Smith & Butterfield Co., Inc.	None
The Merten Company	None
Interform Corporation	None
CHMP Leasing, Inc.	None
Blue Ridge Printing Co., Inc.	None
Capitol Business Equipment, Inc.	None
Thompson’s of Morgantown, Inc.	None
Independent Printing Service, Inc.	None
Diez Business Machines, Inc.	None
Transdata Systems, Inc.	Docutec of Louisiana, Inc. (3/1/1994)
Syscan Corporation	None
Champion Publishing, Inc.	None

B.           TRADE NAMES

NAME OF DEBTOR	TRADENAME
Champion Industries, Inc.	Chapman Printing Company Champion Output Solutions U.S. Tag & Ticket
The Chapman Printing Company, Inc.	None
Stationers, Inc.	None
Bourque Printing, Inc.	Champion Graphic Communications
Dallas Printing of MS, Inc.	None
Carolina Cut Sheets, Inc.	None
Donihe Graphics, Inc.	None
Smith & Butterfield Co., Inc.	None
The Merten Company	None
Interform Corporation	Interform Solutions Consolidated Graphic Communications
CHMP Leasing, Inc.	None
Blue Ridge Printing Co., Inc.	None
Capitol Business Equipment, Inc.	Capitol Business Interiors
Thompson’s of Morgantown, Inc.	None
Independent Printing Service, Inc.	None
Diez Business Machines, Inc.	None
Transdata Systems, Inc.	None
Syscan Corporation	None

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NAME OF DEBTOR	TRADENAME
Champion Publishing, Inc.	The Huntington Herald-Dispatch River Cities Printing The Lawrence Herald Putnam Herald

-

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SCHEDULE D

REAL ESTATE LEGAL DESCRIPTIONS

1.	1563 Hansford Street, Charleston, WV - Champion Industries, Inc. (See Schedule D-1 attached hereto)

2.	711 Indiana Avenue, Charleston, WV - Capitol Business Equipment, Inc. (See Schedule D-3 attached hereto)

3.	700 N. Fourth Street, Clarksburg, WV - Champion Industries, Inc. (See Schedule D-4 attached hereto)

4.	946 5th Avenue, Huntington, WV - Champion Publishing, Inc. (See Schedule D-5 attached hereto)

5.	766 Brookside Drive, Kingsport, TN - Donihe Graphics, Inc. (See Schedule D-7 attached hereto)

6.	544 Haywood Road, Asheville, NC - Blue Ridge Printing Co., Inc. (See Schedule D-8 attached hereto)

7.	10848 Airline Highway, Baton Rouge, LA - Bourque Printing, Inc. (See Schedule D-9 attached hereto)

8.	13112 South Choctaw, Baton Rouge, LA - Bourque Printing, Inc. (See Schedule D-10 attached hereto)

9.	2450 1st Avenue, Huntington, WV - Champion Industries, Inc. (See Schedule D-11 attached hereto)

10.	405 Ann Street, Parkersburg, WV - Champion Industries, Inc. (See Schedule D-12 attached hereto)

11.	120 Hills Plaza, Charleston, WV - Champion Industries, Inc. (See Schedule D-13 attached hereto)

12.	890 Russell Cave Road, Lexington, KY - The Chapman Printing Company, Inc. (See Schedule D-14 attached hereto)

13. Intentionally Omitted

14. 1515 Central Parkway, Cincinnati, OH - The Merten Company (See Schedule D-16 attached hereto)

NO DEBTOR OWNS FIXTURES AT ANY LOCATION OTHER THAN THOSE LISTED ABOVE

SCHEDULE E

INVESTMENT PROPERTY AND DEPOSIT ACCOUNTS

A.           INVESTMENT PROPERTY (INCLUDING SUBSIDIARY INTERESTS)

1.           SUBSIDIARY INTERESTS:

DEBTOR	ISSUER	SHARES (CERTIFICATE NO.)	% OWNERSHIP
Champion Industries, Inc.	The Chapman Printing Company, Inc.	100 shares (A-2)	100%
Champion Industries, Inc.	Stationers, Inc.	584 shares (5)	100%
Champion Industries, Inc.	Bourque Printing, Inc.	3 shares (7)	100%
Champion Industries, Inc.	Dallas Printing of MS, Inc.	40,000 shares (5)	100%
Champion Industries, Inc.	Carolina Cut Sheets, Inc.	100 shares (1)	100%
Champion Industries, Inc.	Donihe Graphics, Inc.	641 shares (2)	100%
Champion Industries, Inc.	Smith & Butterfield Co., Inc.	500 shares (6)	100%
Champion Industries, Inc.	The Merten Company	100 shares (2)	100%
Champion Industries, Inc.	Interform Corporation	10,000 shares (15)	100%
Champion Industries, Inc.	CHMP Leasing, Inc.	100 shares (1)	100%
Champion Industries, Inc.	Blue Ridge Printing Co., Inc.	550 shares (12)	100%
Stationers, Inc.	Capitol Business Equipment, Inc.	1,275 shares (76)	100%
Stationers, Inc.	Thompson’s of Morgantown, Inc.	200 shares (5)	100%
Smith & Butterfield Co., Inc.	Independent Printing Service, Inc.	100 shares (4)	100%
Stationers, Inc.	Diez Business Machines, Inc.	100 shares (9)	100%
Bourque Printing, Inc.	Transdata Systems, Inc.	600 shares (4)	100%
Champion Industries, Inc.	Syscan Corporation	51.55 shares (2)	100%
Champion Industries, Inc.	Champion Publishing, Inc.	1,000 shares (1)	100%

2.	OTHER INVESTMENT PROPERTY: None

B.	Deposit Accounts
	DEBTOR	DEPOSITORY INSTITUTION	ACCOUNT NUMBER
	Champion Industries, Inc.	United Bank	002574278
	Champion Industries, Inc.	Regions Bank	1994770995
	Champion Industries, Inc.	First Tennessee Bank	1042270

All deposit accounts of each Debtor held at Fifth Third Bank

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